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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DIGITAL GENERATION, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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February 7, 2013

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Digital Generation, Inc. (the "Company"), which will be held at the Omni Mandalay Hotel Las Colinas, 221 E. Las Colinas Blvd., Irving, TX 75039, on February 21, 2013 at 10:00 a.m. local time.

        Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

        It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy by phone, via the Internet, or by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope at your earliest convenience.

        On behalf of the Board of Directors, I would like to express our appreciation of your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Sean N. Markowitz Corporate Secretary

DIGITAL GENERATION, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held February 21, 2013

        The Annual Meeting of Stockholders (the "Annual Meeting") of Digital Generation, Inc. (the "Company") will be held at the Omni Mandalay Hotel Las Colinas, 221 E. Las Colinas Blvd., Irving, TX 75039, on Thursday, February 21, 2013 at 10:00 a.m. local time for the following purposes:

  1.
  To elect three directors to serve for a three-year term;

  2.
  To conduct an advisory vote on the Company's executive compensation;

  3.
  To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The foregoing are more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on January 24, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of such stockholders will be available at the Annual Meeting and at least ten days prior to the Annual Meeting during normal business hours at the Company's headquarters located at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas 75039 for examination by any stockholder.

        Whether or not you plan to attend the Annual Meeting, please promptly give your proxy by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it to the Company in the enclosed addressed and stamped envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on February 21, 2013. Our Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

                      By Order of the Board of Directors,

                      Sean N. Markowitz
                       Corporate Secretary

DIGITAL GENERATION, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039
972-581-2000

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 21, 2013

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Digital Generation, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at the Omni Mandalay Hotel Las Colinas, 221 E. Las Colinas Blvd., Irving, TX 75039, on Thursday, February 21, 2013 at 10:00 a.m. local time and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). Shares represented by proxies given by telephone, via the Internet or by proxy card in the form enclosed will be voted at the Annual Meeting if the proxy is properly given to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by timely executing and delivering, by mail, Internet, telephone or in person a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. These proxy materials are first being furnished to stockholders on or about February 7, 2013.

PURPOSE OF MEETING

        At the Annual Meeting, stockholders will be asked to consider a proposal to elect three directors to serve for a three-year term and a proposal regarding an advisory vote on the Company's executive compensation. The Board of Directors recommends that stockholders vote "FOR" the nominees for director, and "FOR" the advisory approval of the Company's executive compensation.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        The Company's common stock, $0.001 par value, is the only type of security whose holders are entitled to vote at the Annual Meeting. On January 24, 2013, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were                    shares of common stock outstanding. Each stockholder of record is entitled to one vote for each share of common stock held by such stockholder on January 24, 2013.

Quorum Required

        The Company's Bylaws provide that the holders of a majority of the common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

        Proposal One: Directors are elected by a plurality of the affirmative votes cast by holders of those shares present in person or represented by proxy at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

        Proposal Two: Advisory approval of the Company's executive compensation requires the affirmative vote of holders of a majority of those shares present in person or represented by proxy. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and, thus, will not affect the outcome of the voting on the proposal.

        Other Matters: The Company's Bylaws and the listing rules of the NASDAQ Stock Market require the affirmative vote of a majority of the votes cast at the Annual Meeting for approval of any other matters properly brought before the Annual Meeting.

Proxies

        Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return your proxy by mail, telephone or via the Internet. Proxies are being solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted "FOR" the nominees for director and "FOR" the advisory approval of the Company's executive compensation, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering, by mail, Internet, telephone or in person, a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders.

        Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, facsimile or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Company currently has seven directors, divided into three classes. The Board of Directors has fixed by resolution adopted in accordance with the Bylaws the number of directors to be eight concomitant with the convening of the Annual Meeting. The term of one class of directors expires each year. The persons whose names are listed below have been nominated for election as directors by the Board of Directors. A nominee, if elected, will serve until the 2015 annual meeting.

        The Board of Directors' nominees for election as directors for a three-year term expiring at the Company's 2015 annual meeting are as follows:

Name	Age	Title(s)	Expiration of Term as Director
David M. Kantor(1)	56	Director	2015
Melissa Fisher	39	Director	2015
Peter Markham	44	Director	2015

(1)
Member of the Compensation Committee and the Nominating Committee

        David M. Kantor has been a member of the Board of Directors of the Company since August 1999. Since 2003, Mr. Kantor has been Vice Chairperson and Chief Executive Officer of Reach Media, a company that develops, acquires and partners in quality media and marketing opportunities targeting the African-American population. Formerly, he was Senior Vice President for Network Operations of AMFM, Inc. (formerly Chancellor Media Corporation) and President of ABC Radio Network, having previously served as Executive Vice President. Prior to joining ABC Radio Network, he held executive positions with Cox Cable and Satellite Music Network. Mr. Kantor holds a B.S. from the University of Massachusetts and an M.B.A. from Harvard Business School.

        Mr. Kantor's qualifications to serve on our Board of Directors include:

  •
  service in the Senior Vice President for Network Operations role at Chancellor Media Corporation, AMFM, Inc. and Evergreen Media, which provides the Board a broad perspective of someone with all facets of a large media enterprise, including direct responsibility for sales and marketing, corporate strategy development and operating issues;

  •
  service as the President of ABC Radio Network, which provides the Board a broad perspective of someone with all facets of a large media enterprise, including direct responsibility for strategic operations and financial matters;

  •
  day to day leadership, as current Chief Executive Officer of Reach Media, provides him with intimate knowledge of advertising and media operations and media industry challenges; and

  •
  extensive knowledge and experience of the advertising and media industry and its participants, as well as a deep understanding of operations in regulatory environments.

        Melissa Fisher has more than 15 years of experience in corporate finance and investment banking and has a strong understanding of corporate finance and strategic business planning activities. She most recently served as a Managing Director at Foros, a boutique investment banking firm, from September 2009 to March 2012. While at Foros, she was a member of the Fairness Opinion Committee and focused on technology and media mergers and acquisitions transactions. Prior to that, Ms. Fisher worked in the Technology Mergers & Acquisitions Group of Banc of America Securities LLC, an investment banking subsidiary of Bank of America, most recently as a Managing Director. From August 1998 to 2001, she was in the Mergers & Acquisitions and Communications, Media and Entertainment Groups of Goldman, Sachs & Co. Prior to her work in investment banking, Ms. Fisher was a financial analyst for Fox Television, a division of News Corporation, a global vertically integrated media company. Ms. Fisher received an AB in government from Harvard University and a MBA from Harvard Business School.

        Ms. Fisher's qualifications to serve on our Board of Directors include:

  •
  experience on Wall Street in investment banking, including advising companies on mergers and acquisitions;

  •
  financial acumen and experience as a financial analyst of public company performance; and

  •
  extensive knowledge of the media and technology industries.

        Peter Markham has more than 10 years of experience in corporate finance, including over eight years as an investment banker and three years as an investment professional focusing on companies in the technology, media and telecommunications industries. He has served as Chairman of the Board and the principal executive officer of Granite Broadcasting Corporation, a broadcasting holding company focusing on local TV and digital media, since August 2009. Prior to that, Mr. Markham was a senior investment professional at Silver Point Capital, L.P., a registered investment adviser focused on credit and special situations investments, and its affiliate, Silver Point Europe, LLP, where he led the coverage of the technology, media and telecom verticals across the United States and Europe. From February 1998 to May 2006, Mr. Markham was an investment banker at Daniels & Associates, L.P. He is also a director of Communications Corporation of America, a leading medium-market TV broadcast and digital media company, SPTV LLC, a broadcasting company focusing on Spanish language media, Tablet TV, LLC, a joint venture formed to deliver live TV and datacasting services to mobile devices, and NBR Worldwide, Inc., a television production company. Mr. Markham received a BS in marketing from Clemson University and a MBA from New York University.

        Ms Markham's qualifications to serve on our Board of Directors include:

  •
  experience as a CEO of a broadcasting holding company, reliant on revenue from advertising agencies and advertisers that we serve in our markets for advertising and a media delivery;

  •
  experience in investment management at a major private equity fund with a focus on the media and technology; and

  •
  broad contacts in the broadcasting and television industry.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR THE BOARD OF DIRECTORS.

Agreement with the Clinton Group

        Ms. Fisher and Mr. Markham were proposed to us as candidates for the Board of Directors by Clinton Magnolia Master Fund, Ltd., Clinton Spotlight Master Fund, L.P., Clinton Group, Inc., Clinton Special Opportunities Master Fund, Ltd., and Clinton Relational Opportunity Master Fund, L.P., the "Clinton Group, Inc.," the beneficial owner of 1,688,380 shares of our common stock representing approximately 6.0% of our outstanding shares, based on a Schedule 13D filed by the Clinton Group on January 18, 2013. On January 16, 2013, the Company entered into an agreement with the Clinton Group and certain of its affiliates pursuant to which our Board of Directors agreed to increase the size of the Board from seven to eight directors and to nominate Ms. Fisher and Ms. Markham for election as directors at the Annual Meeting for three year terms. Pursuant to the agreement the Clinton Group agreed to vote its shares in favor of all directors nominated by the Board (including Mr. Kantor) and against any amendments to the Company's Bylaws or Certificate of Incorporation not recommended by the Board at the Annual meeting or any special meeting of stockholders through the end of a Support Period. The term Support Period is defined in the agreement to end on the earliest of (i) the 61st day prior to the date set by the Board for the 2013 Annual Meeting, (ii) 15 days prior to the last day upon which a notice to the Secretary of the Company of nominations of persons for election to the Board or the proposal of other business at the 2013 Annual Meeting would be considered timely under the Company's then-current bylaws, (iii) in the event of material breach by the Company of its obligations under this Agreement, 10 days after the Clinton Stockholders deliver notice of such breach unless such breach is cured during such 10-day period, or (iv) September 1, 2013. Ms. Fisher and Mr. Markham are not parties to the agreement. A copy of the agreement is included as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on January 17, 2013, which can be found at www.sec.gov, and the Company will make available a copy to any stockholder upon request.

Stockholder Proposals

        The Company received on the night of January 17, 2013 notice from Alex Meruelo that he (and on behalf of the Alex Meruelo Living Trust and Meruelo Investment Partners LLC) intends to propose at the Annual Meeting an increase in the size of the Board to eleven members, election of three directors to fill the new vacancies and related amendments to the Company's Bylaws, among other items. The Company has not yet completed its review of these proposals and will update its proxy materials as to these proposals.

Directors Continuing in Office

Name	Age	Title(s)	Expiration of Term as Director
Scott K. Ginsburg(1)	60	Executive Chairman	2013
Neil H. Nguyen(1)	39	Chief Executive Officer and President and Director	2013
C. H. Moore(2)	73	Director	2014
John R. Harris(2)(3)	64	Director	2014
Jeffrey A. Rich(2)(4)	52	Director	2014

(1)
Member of the Executive Committee

(2)
Member of the Audit Committee

(3)
Member of the Compensation Committee

(4)
Member of the Nominating Committee

        Scott K. Ginsburg joined the Company in December 1998 as Chairman of the Board and assumed the additional role of Chief Executive Officer in November 2003. In 2012, Mr. Ginsburg assumed the new role of Executive Chairman. From 1971 until 1975, Mr. Ginsburg worked in the U.S. Congress for two Iowa Congressmen. From 1975 until 1981, Mr. Ginsburg worked in a professional capacity of Staff Director and later as Staff Director and General Counsel of the U.S. Senate Labor's Subcommittee on Employment, Poverty and Migratory Labor. He also worked for the U.S. Senate Subcommittee on Social Security and Medicare. Then, in the early 1980's, Mr. Ginsburg turned to private industry and, in 1983, founded radio broadcasting concern Statewide Broadcasting. In 1987, Mr. Ginsburg co-founded H & G Communications. In 1988, Mr. Ginsburg established Evergreen Media Corporation, and took the company public in 1993. He served as Chairman of the Board and Chief Executive Officer at Evergreen. In 1997, Evergreen Media Corporation merged with Chancellor Broadcasting to form Chancellor Media Corporation, which became AMFM, Inc. Mr. Ginsburg served as Chancellor's Chief Executive Officer and a Director. From 1987 until 1998, the radio group headed by Mr. Ginsburg moved from the 25th ranked radio group to become the top billing radio group in the United States. Separately, Mr. Ginsburg founded the Boardwalk Auto Group ("Boardwalk") in Dallas in 1998. Between 1998 and 2005, Porsche, Audi, Volkswagen, Ferrari, Maserati and Lamborghini were put into the dealership group. In 2009, Boardwalk acquired the Ferrari and Maserati dealership in San Francisco. In 2012, Boardwalk sold its Audi, Porsche, and three Volkswagen stores in the Dallas area. Mr. Ginsburg earned a B.A. from George Washington University in 1974 and a J.D. from Georgetown University Law Center in 1978.

        Mr. Ginsburg's qualifications to serve on our Board of Directors include:

  •
  service as the Chairman of the Board and Chief Executive Officer of Chancellor Media Corporation, AMFM, Inc. and Evergreen Media, which provides the Board a broad perspective of someone with all facets of a global media enterprise, including direct responsibility for strategic planning and operations and corporate governance items;

  •
  extensive knowledge and experience in the advertising and media industry and its participants, as well as a deep understanding of operations in political and regulatory environments;

  •
  vast expertise in corporate strategy development, mergers and acquisitions proficiency, and organizational acumen;

  •
  valuable financial expertise, including extensive experience with capital market transactions and both equity and debt capital raises;

  •
  experience leading and directing large media businesses, which informs his judgment and risk assessment as a Board member; and

  •
  background as a attorney, and his previous role in government and as founder and sole-proprietor of several auto dealerships, provides a unique perspective to the Board.

        Neil H. Nguyen joined the Company as Executive Vice President of Sales and Operations in March 2005. In 2009 he was promoted to President and Chief Operating Officer. In January 2012, Mr. Nguyen was promoted to Chief Executive Officer and President. In December 2009, he was appointed as a member of the Board of Directors. Prior to joining the Company, from 1998 to 2002, Mr. Nguyen served as President of Point.360's MultiMedia Group and also served in various senior management roles at FastChannel Network including Executive Vice President, Strategic Planning and Vice President Global Sales and Business Development from 2003 to 2005. Mr. Nguyen received a B.S. from California State University, Northridge.

        Mr. Nguyen's qualifications to serve on our Board of Directors include:

  •
  broad sales and marketing experience with various media companies, as well as his executive leadership and management experience;

  •
  extensive knowledge and experience in the advertising and media industry and its participants, as well as a deep understanding of operations in the advertising industry; and

  •
  day to day leadership as President and Chief Executive Officer of the Company provides him with intimate knowledge of our operations.

        C. H. Moore has been a member of the Board of Directors of the Company since June 30, 2011. Mr. Moore has also served as a director, since 2003, of each of Kronos Worldwide, Inc. and NL Industries, Inc., both of which are listed on the NYSE. Mr. Moore is a member of the Audit Committee for each of those two companies, serving as Chairman of the Audit Committee of Kronos Worldwide, Inc. In addition, Mr. Moore is the Audit Committee Financial Expert for both boards. From 2003 to 2009, Mr. Moore served as a director and Chairman of the Audit Committee of Perot Systems, Inc. until it was acquired by Dell, Inc. in late 2009. In 2000, Mr. Moore retired from KPMG LLP after a 37-year career where he served in various capacities with the public accounting firm. During the last 10 years of his career, Mr. Moore was the Managing Partner of the Dallas/Fort Worth business unit, served as Southwest/Dallas Area Managing Partner, was elected to KPMG's U. S. Board of Directors and served on the firm's Management Committee. Prior to that time, Mr. Moore was partner-in-charge of the Dallas office audit practice for 12 years. During his career at KPMG, Mr. Moore worked with some of the largest public and private companies in Dallas, as an international liaison partner for numerous countries in the Middle East and India, and traveled extensively to those and other countries on client and KPMG business. Mr. Moore also served on numerous not-for-profit boards, including North Texas Commission, Circle Ten Boy Scouts of America, Dallas Opera, Dallas Citizens Council, United Way, and Dallas Chapter of Texas Society of CPAs. Mr. Moore has received numerous awards, including the Henry Cohen Humanitarian award and the Boy Scouts' Silver Beaver award. Earlier in his career, Mr. Moore co-authored a major oil and gas accounting book, and served on SEC and FASB Task Forces for oil and gas accounting. Currently, Mr. Moore is a frequent speaker and panel participant on board and audit committee matters for the "Big 4" accounting firms and various law firms. Mr. Moore holds a B.B.A. and a Bachelor of Accountancy from Baylor University.

        Mr. Moore's qualifications to serve on our Board of Directors include:

  •
  extensive experience serving on public company boards and membership on board committees, resulting in familiarity with corporate and board functions;

  •
  extensive experience with public and financial accounting matters for complex business organizations;

  •
  financial expertise that will bring valuable experience to the Board and assist the Company with its global expansion and operational improvement initiatives; and

  •
  even temperament and ability to communicate and encourage discussion, together with his experience as an independent director of other publicly-traded company boards on which he serves, make him an effective chairman of the Board's Audit Committee.

        John R. Harris has been a member of the Board of Directors of the Company since November 2010. Since January 2013, Mr. Harris has been an operating partner with Glendon Todd Capital. From January 2011 through December 2012, Mr. Harris was CEO of Chemical Information Services, an information service company serving the chemical and pharmaceutical industry. Mr. Harris served as President and CEO of eTelecare Global Solutions, Inc., a business process outsourcing ("BPO") company listed on NASDAQ, from 2006 through its acquisition in 2009. Previously, Mr. Harris served as President and Chief Executive Officer of Seven Worldwide, a BPO services company, from 2003 to 2005, as President and Chief Executive Officer of Delinea Corporation, a BPO services company, from 2002 to 2003, and as President and Chief Executive Officer of Exolink Corporation, a technology company, from 2001 to 2002. From 1973 to 1999, Mr. Harris held a variety of positions, including group vice president and corporate officer, with Electronic Data Systems Corporation, or EDS, a provider of IT and BPO services (now a part of Hewlett-Packard, a New York Stock Exchange ("NYSE") listed company). Mr. Harris holds a B.B.A. and a M.B.A. from West Georgia University. Mr. Harris is currently a director of Premier Global Services, a NYSE listed company, The Hackett Group, a NYSE listed company, StarTek, a NYSE listed company, and Banctec (privately held). Mr. Harris also served as a director of inVentiv Health, a company that is listed on the NASDAQ from May 2000 to May 2008.

        Mr. Harris's qualifications to serve on our Board of Directors include:

  •
  extensive experience serving on public company boards and membership on board committees, resulting in familiarity with corporate and board functions;

  •
  extensive experience as a Chief Executive Officer of several BPO companies and in depth management experience that will help the Board address the challenges the Company faces due to constant changes in IT capabilities and communications;

  •
  experience with companies operating internationally; and

  •
  even temperament and ability to communicate and encourage discussion, together with his experience as an independent director of other publicly-traded company boards on which he serves, make him an effective chairman of the Board's Compensation Committee.

        Jeffrey A. Rich joined the Board of Directors in March 2011. Mr. Rich is a managing Director of PlumTree Partners, a private investment firm. Prior to forming PlumTree Partners in 2006, Mr. Rich served as Chief Executive Officer of ACS, a Fortune 500 company and leading provider of BPO and information technology services, from 1999-2005. Mr. Rich also served ACS as President and Chief Operating Officer from 1995-1999 and Chief Financial Officer from 1989-1995. Prior to joining ACS in 1989, Mr. Rich was a Vice President in the Leverage Capital Group of Citibank New York. Mr. Rich currently serves on the Executive Board of the Dallas Symphony Orchestra, the Board of Directors of Fruition Partners, Inc., Royaltyshare, Inc., and Telligent, Inc. He previously served as a Director of ACS, Inc. (NYSE "ACS") and Pegasus Solutions, Inc. (NASDAQ "PEGS"). He has also served on the Visiting Committee of the Ross School of Business at the University of Michigan and as a Director of Education is Freedom and the United States Chamber of Commerce. Mr. Rich is a special advisor to Trident Capital, a leading venture capital firm based in Palo Alto, California. Mr. Rich is a member of World President's Organization and a previous member of the Young President's Organization, serving in several officer positions in both organizations. Mr. Rich received a B.B.A. from the University of Michigan Business School in 1982.

        The Company believes that Mr. Rich is qualified to serve on the Board of Directors because:

  •
  he has extensive experience with mergers and acquisitions which will bring valuable experience to the Board and assist the Company with its global expansion initiatives and operational improvement initiatives;

  •
  he is familiar with public company and financial accounting matters within complex business organizations;

  •
  Mr. Rich's leadership experience in senior management positions and on boards of directors brings valuable expertise to our Board.

Director Not Continuing in Office

        Lisa C. Gallagher has served on our Board of Directors since 2006. During 2011, she was also a member of our Audit Committee. Ms. Gallagher will not stand for re-election to the Board of Directors at our Annual Meeting on February 21, 2013, and will cease to serve as a director on that date.

Corporate Governance

  Independence

        The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Kantor, Moore, Harris, and Rich and Ms. Gallagher is independent from our management, and is an "independent director" as defined under the NASDAQ Marketplace Rules. This means that none of those directors (1) is an officer or employee of the Company or any of our subsidiaries or (2) has any direct or indirect relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the NASDAQ Marketplace Rules.

        In anticipation of the 2012 Annual Meeting, the Board of Directors intends to consider whether Ms. Fisher and Mr. Markham are independent directors under the NASDAQ Marketplace Rules.

  Board Leadership Structure

        The Board of Directors is comprised of independent, active and engaged directors. The Board of Directors and its committees tightly oversee the effectiveness of management policies and decisions. The Board's audit, compensation and nominating committees are comprised entirely of independent directors. As a result, independent directors directly oversee such critical matters as the integrity of the Company's financial statements, the compensation of the executive management, including Mr. Ginsburg's compensation, the selection and evaluation of directors, and the development and implementation of corporate programs.

        Additionally, the Board of Directors believes the Company's Corporate Governance Guidelines, which are available on the Company's website at www.DGIT.com, help ensure that strong and independent directors will continue to play the central oversight role necessary to maintain the Company's commitment to the highest quality corporate governance. We do not have a lead independent director. The Board of Directors believes the Company and its stockholders have been and continue to be well served by having Mr. Ginsburg serve as Executive Chairman of the Board.

  Risk Oversight

        Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy.

  Corporate Governance Guidelines and Code of Business Conduct and Ethics

        The Company's Corporate Governance Guidelines, along with its Code of Business Conduct and Ethics, applies to its directors, officers and employees. Copies of the Company's Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on its website at www.DGIT.com by clicking first on "Our Company," then on "Investor Relations." The Company will also provide a copy of its Corporate Governance Guideliness or its Code of Business Conduct and Ethics, without charge, to any stockholder who so requests in writing to the Company's Secretary, Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039.

  Communications with the Board of Directors

        Stockholders may communicate with the Board of Directors by writing to the Board in care of the Company's Secretary, Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039. The Board of Directors has delegated responsibility for initial review of stockholder communications to the Company's Secretary. In accordance with the Board's instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to our business, industry, management or Board or committee matters. In addition, the Secretary will make all communications available to each member of the Board, at the Board's next regularly scheduled meeting.

Board Committees

        The Board of Directors of the Company has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. None of the directors who serve as members of the Audit Committee, Compensation Committee or the Nominating Committee are employees of the Company or any of its subsidiaries.

  Audit Committee

        The Audit Committee operates under an Amended and Restated Charter of the Audit Committee adopted by our Board of Directors, a copy of which is available on our website, www.DGIT.com.

        The Audit Committee's functions include:

  •
  engaging independent auditors and determining their compensation;

  •
  making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

  •
  meeting at least quarterly with the Company's management and auditors to discuss internal accounting and financial controls, as well as results of operations reviews performed by the auditors;

  •
  determining the scope of and authorizing or approving any permitted nonaudit services provided by the independent auditors and the compensation for those services; and

  •
  initiating and supervising any special investigation it deems necessary regarding the Company's accounting and financial policies and controls.

        The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the Securities and Exchange Commission (the "SEC") and under the NASDAQ Marketplace Rules.

        Messrs. Moore (Chairman), Harris, and Rich and Ms. Gallagher are the current members of the Audit Committee. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Moore, the Chairman of the Audit Committee, is the sole "audit committee financial expert" as that term is defined by the SEC on the Audit Committee.

  Compensation Committee

        The Compensation Committee's functions include:

  •
  establishing and administering the Company's compensation policies;

  •
  determining, or recommending to the Board, the compensation of the Company's executive officers;

  •
  administering the Company's equity compensation plans; and

  •
  overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company's officers.

        See "Executive Compensation—Compensation Committee Report" below. Messrs. Harris (Chairman) and Kantor are the current members of the Compensation Committee. All current members of the Compensation Committee are "independent directors" as defined under the NASDAQ Marketplace Rules. A copy of the Company's Compensation Committee Charter is available on our website, www.DGIT.com.

  Executive Committee

        The Executive Committee was established in January 2001. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. Messrs. Ginsburg and Nguyen are the current members of the Executive Committee. No actions were taken by the Executive Committee in 2011 or 2012.

  Nominating Committee

        The Nominating and Corporate Governance Committee ("Nominating Committee") recommends qualified candidates to the Board for nomination or election as directors. The Nominating Committee is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the nominees for director to be elected by the Company's stockholders at each annual meeting. The Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential directors, however, does take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

  •
  an individual's business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

  •
  the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

  •
  regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

        The Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's current directors and management as well as input from third parties, including executive search firms retained by the Nominating Committee. The Nominating Committee will obtain background information about candidates, which may include information from directors' and officers' questionnaires and background and reference checks, and will then interview qualified candidates. The Company's other directors will also have an opportunity to meet and interview qualified candidates. The Nominating Committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

        The Nominating Committee will consider qualified nominees recommended by stockholders, who may submit recommendations to the Nominating Committee in care of the Company's Board of Directors through a written notice as described under "—Corporate Governance—Communications with the Board of Directors" above. To be considered by the Nominating Committee, a stockholder nomination for election at the 2013 annual meeting must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company's stockholders will be evaluated in the same manner as any other nominee for director.

        Messrs. Rich (Chairman) and Kantor are the current members of the Nominating Committee.

Attendance at Meetings of the Board of Directors and Committees

        During 2011, the Board of Directors held fourteen meetings, the Audit Committee held six meetings, the Compensation Committee held five meetings and the Nominating Committee held no meetings. The Nominating Committee was established in late 2010. All persons who were directors during 2011 attended 100% of the Board meetings and the meetings of committees on which they served that were held while such person served as a director. Attendance at meetings may be either telephonic or in person.

Attendance at Annual Meetings

        The Company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, all of our directors attended the annual meeting of shareholders held on November 1, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

        The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2011 fiscal year transactions in the Company's common stock and their common stock holdings and (ii) the written representation received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2011 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its officers, Board members and greater than 10% shareholders at all times during the 2011 fiscal year.

Special Committee's Exploration of Strategic Alternatives

        On September 30, 2011, the Board formed a special committee composed of independent directors Jeffrey A. Rich, John R. Harris and C.H. Moore (the "Special Committee") to consider a potential going-private transaction proposed by then-Company CEO Scott K. Ginsburg. Mr. Rich was appointed as the Chairman of the Special Committee. The Board delegated the authority to the Special Committee to, among other things, consider a management-led buyout or any alternative strategic transaction, adopt appropriate stockholder protections, determine whether any proposed transaction was in the best interests of the Company and its stockholders, and make appropriate recommendations to the Board. The favorable recommendation of the Special Committee was a prerequisite to Board approval of any transaction. The Special Committee discontinued its activities in October 2011 upon learning that Mr. Ginsburg would not proceed with further consideration of a go-private transaction proposal.

        On July 16, 2012, the Company announced that it would consider strategic alternatives to the Company's business plan, including partnerships, strategic business model alternatives, a sale or other transaction. The Company disclosed that it had engaged Goldman, Sachs & Co. ("Goldman Sachs") to assist the Board in its strategic review of the feasibility and relative merits of various financial strategies for the Company.

        On August 10, 2012, the Company reported the reestablishment of the Special Committee, disclosed that the Special Committee would exercise the full power of the Board regarding and control the Company's strategic review process, and identified Goldman Sachs as the Special Committee's financial advisor. Since August 2012, the Special Committee has been actively exploring the Company's strategic alternatives with the assistance of Goldman Sachs and the Special Committee independent legal counsel.

        On September 5, 2012, the Special Committee considered whether the Company should adopt a stockholders rights plan (the "Rights Plan"). After receiving advice from Goldman Sachs, Latham & Watkins (the Company's outside counsel) and the Special Committee's independent legal counsel, the Special Committee recommended that the Board adopt the Rights Plan in the form recommended by the advisers. Later on September 5, 2012, the Board unanimously adopted the Rights Plan as recommended by the Special Committee. The Company announced the adoption of the Rights Plan on September 6, 2012 and disclosed that the Rights Plan was adopted to protect the strategic alternatives process being conducted by the Special Committee, includes a 10% flip-in trigger, and expires on March 5, 2013.

        On November 30, 2012, the Company announced that, due to the continued exploration of the Company's strategic alternatives by the Special Committee, the Board had adopted the Special Committee's recommendation to hold the Company's 2012 annual meeting on February 21, 2013 and that the Company's stockholders would have until January 18, 2013 to give notice to the Company regarding director nominations or other proposals for consideration at that annual meeting.

        On January 9, 2013, the Company disclosed that NASDAQ had notified the Company about the initiation by NASDAQ of a delisting proceeding due to the Company's failure to hold the 2012 annual meeting prior to December 31, 2012. The Company also reported its commitment to hold the annual meeting on February 21, 2013. On January 10, 2013, NASDAQ notified the Company that the hearing by a NASDAQ panel on the Company's delisting appeal is scheduled for March 21, 2013. The Company intends to hold its 2012 Annual Meeting and thereby come back into compliance with The Nasdaq Stock Market continued listing requirements on February 21, 2013.

        The Special Committee process and the exploration of the Company's strategic alternatives remain active and ongoing, and the Special Committee currently is engaged in negotiations regarding the Company's strategic alternatives. The Company can offer no assurances that such negotiations will result in a transaction agreement containing terms satisfactory to the Company. The Company's strategic alternatives process is expected to be completed in the near future and the Company does not intend to disclose developments in this process until such time as the Board of Directors determines to enter into any transaction or the Company otherwise deems further disclosure appropriate. The Company intends to disclose the results of the Special Committee process prior to the annual meeting on February 21, 2013.

Other Information

        In September 1999, a civil lawsuit was filed by the SEC in the United States District Court for the Southern District of Florida against Scott K. Ginsburg, the Chairman of the Board of the Company, his brother and his father. The lawsuit alleged that Mr. Ginsburg had violated the insider trading provisions of the federal securities laws by communicating material, non-public information to his brother in 1996 regarding the securities of EZ Communications, Inc. ("EZ") and in 1997 regarding the securities of Katz Media, Inc. ("Katz"). The lawsuit further alleged that Mr. Ginsburg's father and brother, relying upon the information allegedly furnished by Mr. Ginsburg, purchased securities in EZ and Katz, and subsequently profited from the sale of such securities.

        In April 2002, a jury found that Mr. Ginsburg did make these communications, known as "tipping," and therefore concluded that he had violated Sections 10(b) and 14(e) of the Exchange Act and Rules 10b-5 and 14e-3 thereunder. In July 2002, the United States District Court imposed a $1,000,000 civil penalty against Mr. Ginsburg.

        Mr. Ginsburg filed a motion asking the Court to set aside its ruling and the verdict of the jury. On December 19, 2002, the United States District Court granted Mr. Ginsburg's motion for judgment notwithstanding the verdict. The Court overturned the jury verdict in its entirety and set aside the civil penalty.

        On February 13, 2003, the SEC filed a Notice of Appeal, seeking to reverse the Court's decision and challenging the Court's earlier refusal to impose an injunction against Mr. Ginsburg. In March 19, 2004 a decision of a three-judge panel of the Eleventh Circuit U.S. Court of Appeals reversed the decision by the U.S. District Court for the Southern District of Florida on December 19, 2002. The Court of Appeals (i) reinstated the jury verdict that Mr. Ginsburg had, in matters unrelated to the Company, violated Sections 10(b) and 14(e) of the Exchange Act and Rules 10b-5 and 14e-3 thereunder, (ii) reinstated a $1 million civil penalty against Mr. Ginsburg and (iii) remanded the case to the District Court with instructions to enjoin Mr. Ginsburg from violations of the federal securities laws and regulations. The Court of Appeals did not bar Mr. Ginsburg from serving as an officer or director of a public company and the Company's Board immediately and unanimously moved to affirm Mr. Ginsburg in his capacity as Chairman of the Board of Directors.

 PROPOSAL TWO: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Company's stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

        In November 2011, we held our first say-on-pay vote, and our stockholders overwhelmingly approved the compensation of our named executive officers, with nearly 95% of stockholder votes cast in favor of our 2011 say-on-pay resolution (excluding abstentions and broker non-votes). When determining how often to hold a vote seeking stockholder advisory approval of the Company's executive compensation, the Board of Directors took into account the strong preference for an annual vote expressed by our stockholders at our 2011 annual meeting. Accordingly, the Board of Directors determined that we will hold a vote seeking advisory approval of the Company's executive compensation at each annual stockholders' meeting until the next say-on-pay frequency vote.

        As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's executive compensation program is designed to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously maximizing stockholder returns. We intend to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that align the interests of our executives with those of our stockholders. The Compensation Committee and the Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our Company performance and the performance of our executives. We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in detail how the Company's executive compensation policies and procedures operate and are intended to operate in the future.

        We are asking the Company's stockholders to indicate their support for the advisory approval of the Company's executive compensation as described in this Proxy Statement. Accordingly, we ask that our stockholders vote "FOR" the following resolution:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the Company's executive compensation as disclosed in the Company's Proxy Statement for the 2012 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and the other related tables and disclosure."

        While this advisory vote is non-binding, the Company's Board of Directors values the opinions that stockholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Introduction

        This Compensation Discussion and Analysis ("CD&A") describes the principles of our executive compensation program and how we applied those principles in compensating our Named Executive Officers ("NEOs") for 2011.

        Our NEOs for 2011 are:

  •
  Scott K. Ginsburg, Executive Chairman;

  •
  Neil H. Nguyen, President and Chief Executive Officer;

  •
  Omar A. Choucair, former Executive Vice President and Chief Financial Officer; and

  •
  Gal Trifon, former Chief Digital Officer.

        In this CD&A, we first provide an executive summary of our program for 2011. We then describe our compensation philosophy and the objectives of our executive compensation program and how the Compensation Committee of our Board of Directors oversees our compensation program. We discuss the compensation determination process and describe how we determine each element of compensation.

        In 2012, we hired two new executive officers. Sean N. Markowitz was hired on August 21, 2012 and serves as our Corporate Secretary and General Counsel. Craig A. Holmes, was hired on October 9, 2012 and was named Chief Financial Officer on November 12, 2012, replacing Mr. Choucair.

Executive Summary

Overview of Our Executive Compensation Program

        The Compensation Committee has designed our executive compensation program to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously maximizing stockholder returns. We intend to continue to provide a competitive compensation package to our executives, tie a significant portion of pay to performance and utilize components that best align the interests of our executives with those of our shareholders.

        The following is a summary of important aspects of our executive compensation program discussed later in this CD&A:

  •
  Key Elements of Our Compensation Program.  Our compensation program is designed to achieve the foregoing objectives through a combination of the following types of compensation:

  •
  Base salary,

  •
  Annual cash incentive awards, and

  •
  Long-term equity incentive awards.

        Each element of our executive compensation program is discussed in greater detail below.

  •
  We Intend to Pay for Performance.  The majority of our NEOs' total compensation in our Summary Compensation Table below ties compensation directly to the achievement of corporate and individual objectives or stock price performance (with the exception of Mr. Choucair, who did not receive any equity awards during 2011). We strive to align executive compensation with our business strategy and the creation of long-term shareholder value.

  •
  Our Compensation Program Supports Our Corporate Objectives and Stockholder Interests.  Our compensation program is designed to align executive officer compensation with our corporate strategies, business objectives and the long-term interests of our stockholders by rewarding successful execution of our business plan and tying a substantial portion of total compensation opportunities to long-term equity incentives.

Overview of 2011 Performance

        The Compensation Committee believes the executive compensation program is an important factor in driving our NEOs' performance to achieve long-term earnings per share growth and stock price appreciation. Our Company's fiscal and operational 2011 accomplishments, guided by our NEOs, illustrate the success of this strategy, even in an uncertain economic environment, and included, among other things, the following:

  •
  Revenue:  During 2011, we achieved revenues of $324 million, representing an increase of 34% over 2010 revenues.

  •
  Adjusted EBITDA:  Adjusted EBITDA* increased approximately 15.8% over 2010 to $134.5 million.

  •
  Acquisitions:  The Company completed three acquisitions during 2011, positioning us for future expected gains and increased value.

  •
  Market Penetration:  We continue to influence increasing High Definition penetration in the market.

  •
  Business Solutions:  We successfully created and sold our integrated TV and online solution set to new markets.

Digital Generation, Inc.
Five-Year Trended Performance
Through December 31, 2011

(Amounts shown in millions, except per share amounts)	2007	2008	2009	2010	2011	Compounded Annual Growth Rate
Revenues	$97.7	$154.8	$182.7	$241.3	$324.3	35%
Net income from continuing operations	$10.9	$15.3	$19.9	$45.3	$26.5	25%
Diluted EPS from continuing operations	$0.64	$0.80	$0.85	$1.63	$0.95	10%

2011 Compensation Program and Design

        We believe that our current mix of compensation elements ties a substantial portion of our NEOs' compensation to our performance. However, in conjunction with our regular review of our compensation program in late 2010 and early 2011, we decided to implement certain changes to our executive compensation program for 2011.

*  Throughout this CD&A, we refer to Adjusted EBITDA, which is a non-GAAP financial measure. For an explanation of how we calculate Adjusted EBITDA, see our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012 (the "Form 10-K"). We define Adjusted EBITDA as income from continuing operations, before interest, taxes, depreciation and amortization, share-based compensation, acquisition and integration expenses, restructuring/impairment charges and benefits, and gains and losses on derivative instruments. Adjusted EBITDA eliminates items that are either not part of our core operations, such as net interest expense, acquisition and integration expenses, and gains and losses from derivative instruments, or do not require a cash outlay, such as share-based compensation and impairment charges. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on our estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and may not be indicative of current or future capital expenditures. Our computation of Adjusted EBITDA may differ from the methodology for calculating Adjusted EBITDA utilized by other companies and, accordingly, may not be comparable to such other companies.

        The changes we implemented in 2011 were the product of a thorough and deliberative process that we believe strengthens the connection between our NEOs' pay and the Company's performance. In late 2010, the Compensation Committee retained James F. Reda & Associates (Reda), an independent compensation consultant, to assist it with this task. Reda's primary focus was to conduct an executive pay study for our NEOs, and based on this review, provide the Compensation Committee with recommendations to improve the 2011 compensation program while simultaneously adhering to our compensation philosophy.

        Based on the results of Reda's study and the Compensation Committee's review, the Compensation Committee established a more formal compensation philosophy for our NEOs that is intended to:

  •
  Emphasize Performance-Based Compensation.  The majority of our target total compensation will be in the form of variable or incentive compensation, comprised of annual incentive bonuses and long-term equity incentive awards, which aligns executive compensation with stockholder interests by tying a significant majority of total direct compensation to the achievement of performance goals or stockholder returns. For 2011, approximately 86% of Mr. Ginsburg's total compensation, approximately 75% of Mr. Nguyen's total compensation, and approximately 31% of Mr. Choucair's total compensation was in the form of variable or incentive compensation. Mr. Choucair's percentage is lower than that of Mr. Ginsburg's and Mr. Nguyen's percentages due to the fact that he did not receive any equity awards during 2011. The pie charts below illustrate the relationship of base salary to performance-based short-term and long-term equity incentive compensation for Messrs. Ginsburg, Nguyen and Choucair, respectively.

 Total Direct Compensation for 2011

Scott K. Ginsburg Executive Chairman	Neil H. Nguyen Chief Executive Officer and President	Omar A. Choucair Chief Financial Officer

  •
  Tie Performance-Based Compensation to Objective Performance Measures.  Prior to 2011, annual incentive payments were determined in the discretion of the Compensation Committee. Effective for 2011, the Compensation Committee redesigned our annual incentive program so that 75% of incentive payments are tied to objective performance measures, subject to the Committee's right to exercise negative discretion to reduce those payments based on its evaluation of the Company's overall, or an NEO's individual performance. The other 25% of incentive payments are tied to individual performance relative to performance objectives established by the Compensation Committee. The corporate measures used for 2011 incentive award purposes were revenue and Adjusted EBITDA. For our annual incentive program for 2011, the Compensation Committee selected these two objectives as the key corporate objectives because the Compensation Committee believes they encourage executives to achieve superior operating results using appropriate levels of capital.

  •
  Institute Performance-Based Equity Awards:  In 2011, the Compensation Committee granted equity awards to our NEOs (other than Mr. Choucair) to ensure that their interests were more strongly aligned with our shareholders. In March 2011, the Compensation Committee approved the first annual awards consisting of performance-based restricted stock unit awards. Each such award will generally vest in three equal installments on each of the first three anniversaries of the date of grant. However, these awards were subject to the additional condition that, if the aggregate fair market value of the shares subject to the restricted stock unit award on December 31, 2011 exceeded 7% of the Company's Adjusted EBITDA for the 2011 fiscal year, the number of shares subject to such award would be automatically reduced to conform to such limit. No adjustment was made to these awards as a result of this performance condition.

  •
  Use Appropriate Comparable Company Information to Set Target Compensation Levels:  As described further in the section titled "Role of Compensation Consultant and Comparable Company Information," the Compensation Committee reviews the peer group used for compensation purposes annually. Currently, our peer group consists of companies in the media services, telecommunications, and internet services industries whose median sizes and performance are comparable to DG. The Compensation Committee is also aware of how institutional stockholders and other organizations view comparable companies for purposes of evaluating the alignment of executive compensation to Company performance. The Compensation Committee accepts that there are multiple ways to determine appropriate comparator companies as well as analyze pay decisions versus performace and believes the peer group used by the Compensation Committee during 2011 was appropriate.

Other Information.

        The transition to more performance-based pay has continued beyond 2011 with the introduction of a new Long-Term Incentive Program plan design and performance-based RSUs in 2012. Specifically, in 2012, 50% of the CFO new hire equity grant contained performance-based stock units. As a part of this grant, the Company introduced a three-year performance based cycle tied to financial growth over a 36-month performance period. In 2013, a similar performance-based LTI program design will be used for the broad-based annual awards and will transition awards from time-based to performance-based units for future long-term annual grant cycles. The Company expects to file the new performance-based stock award agreement during the first quarter of 2013.

2011 Compensation of Chief Executive Officer

        Specifically, with regard to the 2011 compensation of Mr. Ginsburg, the Company's Executive Chairman and former Chief Executive Officer, the Compensation Committee considered Mr. Ginsburg's performance and the Company's performance over the course of his tenure with the Company when determining his 2011 and 2012 compensation packages and negotiating his new employment agreement in order to secure his continued services for the Company. Compensation decisions for the 2011 performance year were made in March 2011, at which time our common stock was trading at substantially higher levels. Even though the Company's 2011 Total Shareholder Return, ("TSR") was -59%, due to the new performance-based and variable pay programs instituted by the Compensation Committee highlighted above, Mr. Ginsburg's 2011 target compensation was tied in a meaningful way to Company and stock price performance.

        The concepts of "target" compensation and "realizable pay" are important to understand when determining the alignment between pay and performance. An executive's target pay is usually established at the beginning of the year and is determined based on various factors such as the individual's role, tenure, experience, past performance and future expectations. Target pay typically consists of base salary, short-term incentives that can be earned at various levels based on specified performance goals, and long-term incentive awards, the size and value of which are usually determined based on the fair value of such awards on the date of grant.

        An individual's actual earned compensation from the variable components of pay (short- and long-term incentives) is dependent upon actual performance. The effect of stock price performance, for example, on an executive's pay can increase or decrease the value of the target compensation, resulting in realizable pay that is different than what was targeted initially. The closer the alignment between the executive's "realizable pay" and the return to shareholders for the designated measurement period, the tighter the link between pay and performance.

        There are multiple ways in which the analysis of the alignment of CEO compensation to Company performance can be performed and results can and do very dramatically. We believe that two possible analyses for analyzing CEO pay-for-performance are as follows:

  •
  Target Pay/Realizable Pay Comparison:  One way to look at the pay and performance relationship of our CEO is to compare realizable pay to target pay over the one and three-year periods ending December 31, 2011. For the three-year period ending December 31, 2011, our CEO's realizable pay is 11.7% below his targeted pay, while our TSR performance on an absolute basis is -1.5%. For 2011, our CEO's realizable pay is 47% below his targeted pay as compared to an absolute TSR performance of -59%. Both of these results show that our CEO's pay fell during 2011 by a similar amount to the returns that our shareholders experienced.

  •
  Peer Group TSR/Realizable Pay Comparison:  Another way to look at the pay and performance relationship is to compare our CEO's percentile rank in both pay and performance to that of our peer group. Our three-year TSR for the three-year period ending December 31, 2011 is -1.5% which is at the 29th percentile as compared to our peer group. For this same time period, our CEO's realizable pay percentile relative to this peer group is at the 35th percentile. This demonstrates that our compensation program is providing compensation levels commensurate with our performance as determined by TSR. For 2011, our estimated realizable pay percentile is at the 53rd percentile while our TSR percentile is at the 6th percentile.

        Both of these analyses show that our CEO's target compensation is impacted, similar to shareholders, by company performance. The Compensation Committee believes that the foregoing percentile differentials are appropriate and acceptable given the competitiveness of our industry and the overall leadership provided by Mr. Ginsburg.

Response to the 2011 Say on Pay Vote

        In November 2011, we held our first say-on-pay vote, and our stockholders overwhelmingly approved the compensation of our named executive officers, with nearly 95% of stockholder votes cast in favor of our 2011 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs after this date, we were mindful of the strong support our stockholders expressed for our compensation philosophy. In addition, Company representatives conducted a series of stockholder outreach phone calls and meetings with various investor groups during 2011 and early 2012 to provide education and insight to our compensation programs and their alignment with actual results. As the Compensation Committee had previously adopted significant changes to our executive compensation program in early 2011, following its annual review of our executive compensation practices in late 2011 and early 2012, the compensation committee decided generally to retain the approach to executive compensation it had previously adopted for 2011.

        In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the board of directors took into account the strong preference for an annual vote expressed by our stockholders at our 2011 annual meeting. Accordingly, the Board of Directors determined that we will hold a vote seeking advisory approval of the compensation of our NEOs at each annual stockholders' meeting until the next say-on-pay frequency vote.

Objectives of Our Executive Compensation Program

        The primary objectives of our executive compensation program are:

  •
  Compensation Should Be Market Competitive:  The Compensation Committee intends to ensure that our executive compensation program is competitive with compensation paid by companies in the same market for executive talent while maintaining fiscal responsibility for our stockholders.

  •
  Compensation Should Support Our Business Strategy:  Our compensation program is designed to align executive officer compensation with our corporate strategies, business objectives and the long-term interests of our stockholders by rewarding successful execution of our business plan, with performance objectives tied to our key corporate objectives.

  •
  Compensation Should Reward Performance:  While we utilize a variety of compensation elements to achieve compensation targets, we intend that the majority of our NEOs' total compensation will be in the form of variable compensation, comprised of annual incentive awards and long-term equity incentive awards dependent upon corporate or individual performance or the creation of long-term shareholder value.

  •
  Compensation Should Be Aligned With Stockholder Interests:  Our executive compensation program also seeks to reward our executives for increasing our stock price over the long-term and maximizing stockholder value by providing a portion of total compensation opportunities for our executive officers in the form of long-term equity incentives.

Key Elements of Our Executive Compensation Program

        The following table lists the key elements that generally encompass our executive compensation program:

Element	Purpose	Form
Base Salary	Provide a basic level of compensation for performance of executive's primary responsibilities.	Cash
Annual Cash Incentive Compensation	Create a direct link between executive compensation and individual and business performance.	Cash
Long-Term Equity Incentive Compensation	Focus executives on the enhancement of shareholder value over the long-term, to encourage equity ownership in the Company, and to retain key executive talent.	Stock Options/Restricted Stock Units
Employment Agreements	Establish key compensation terms; severance and change in control provisions; provide stability for executives.	Individual Agreements with NEOs
Perquisites and Other Benefits	To better enable the Company to attract and retain superior executives for key positions.	401(k) Plan/Health and Welfare Benefits/Car Allowance

        All elements of compensation are taken into account when compensation decisions are made by the Compensation Committee.

Setting Executive Compensation

        Our executive compensation program is reviewed annually by the Compensation Committee. Generally in the first quarter of each year, the Compensation Committee reviews the performance of each of our NEOs during the previous year. At this time the Compensation Committee also reviews our corporate performance for the prior year and makes the final incentive payment determinations based on such performance and the Compensation Committee's evaluation of each NEO's individual performance for the prior year. In connection with this review, the Compensation Committee also reviews and adjusts, as appropriate, annual base salaries for our NEOs and grants, as appropriate, additional long-term equity incentive awards to our NEOs and certain other eligible employees for the coming fiscal year.

Role of Management

        For NEOs other than Mr. Ginsburg, our Compensation Committee has historically sought and considered input from Mr. Ginsburg regarding such NEOs' responsibilities, performance and compensation. Specifically, Mr. Ginsburg provides recommendations on all components of pay used throughout our compensation plans, and advises our Compensation Committee regarding the compensation program's ability to attract, retain and motivate executive talent. These recommendations reflect compensation levels that Mr. Ginsburg believes are qualitatively commensurate with an executive officer's individual qualifications, experience, responsibility level, functional role, knowledge, skills and individual performance, as well as our company's performance. Our Compensation Committee considers Mr. Ginsburg's recommendations, and approves the specific compensation targets and earned awards for all the executive officers.

        Our Compensation Committee meets in executive session, and no NEO attends Compensation Committee discussions where recommendations are made regarding his compensation. Mr. Ginsburg does provide input and perspective regarding plan design and market factors related to his and other executive roles, but the Compensation Committee, acting under its independent authority, as established by the Board of Directors, determines his level of pay.

Compensation Determination Process

        Our Compensation Committee has historically determined each element of an executive's initial compensation package within the framework of the objectives of our executive compensation program, which is then set forth in his or her employment agreement, based on numerous factors, including:

  •
  The individual's particular background, track record and circumstances, including training and prior relevant work experience;

  •
  The individual's role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

  •
  The demand for individuals with the individual's specific expertise and experience;

  •
  Internal equity among our executive group;

  •
  Performance goals and other expectations for the position; and

  •
  Uniqueness of industry skills.

        In general, the terms of our executive employment agreements are initially negotiated with the executive by Mr. Ginsburg and Company legal counsel. The agreements for our executives over whose compensation the Compensation Committee has authority are presented to the Compensation Committee for consideration. When appropriate, such as in the case of the agreements for Messrs. Ginsburg, Nguyen, Choucair and Trifon, the Compensation Committee takes an active role in the negotiation process.

        During the review and approval process for the employment agreements for executives under its purview, and during its annual review of executive compensation, the Compensation Committee considers the appropriate amounts for each component of compensation and the compensation design appropriate for the individual executive. Except for base salary, which has an established minimum amount set forth in the respective employment agreements, the Compensation Committee has discretion to increase or decrease cash incentive awards from the targets listed in the agreements based on updated market data or other appropriate input. Further aside from equity grants awarded at the beginning of the period covered by an employment agreement, NEO awards are granted consistent with the annual Long-term Incentive Program awards.

        We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. In determining each element of compensation for any given year, our Board of Directors and our Compensation Committee consider and determine each element individually and then review the resulting total compensation and determine whether it is reasonable and competitive. The Compensation Committee has not historically utilized formulas in establishing the amounts for each element of pay nor has it historically had any policies for allocating compensation between long-term and short-term compensation or cash and non-cash compensation. The Compensation Committee believes that all executive officers should have a significant amount of their total compensation package in the form of performance-based incentive compensation (annual cash incentive) and long-term equity incentive compensation. The amounts reflected in the Summary Compensation Table and their individual employment agreements reflect this process.

Role of Compensation Consultant and Comparable Company Information

        Our Compensation Committee has not historically established compensation levels based on benchmarking. Our Compensation Committee has instead relied upon the judgment of its members in making compensation decisions and determining whether they are competitive in the marketplace in which we compete for executive talent, after reviewing our performance and carefully evaluating a named executive officer's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance stockholder value.

        The Compensation Committee is authorized to retain the services of third-party compensation consultants and other outside advisors from time to time, as the committee sees fit, in connection with compensation matters. Compensation consultants and other advisors retained by the compensation committee will report directly to the compensation committee which has the authority to select, retain and terminate any such consultants or advisors.

        During 2011, the Compensation Committee retained Reda to assist the Compensation Committee in connection with the implementation of various changes to our executive compensation program for 2011.

        For 2011, the Compensation Committee worked with Reda to develop a peer group which would be used for comparative market data as well as compensation program design. The peer group was constructed with input from Reda and Company management, and ultimately approved by our Compensation Committee after extensive review. The peer group consists of 21 companies in the media services, telecommunications, and internet services industries whose median size and performance are comparable to the Company, and whose pay practices are market competitive. When the peer group was developed in early 2011, there were 21 companies included in the group. These companies are in the media services, telecommunications, and internet services industries with a median size and performance comparable to the Company. However, due to mergers and acquisitions, the four companies denoted with an asterisk have been removed from the group. It is important to note that other peer group comparisons conducted by external organizations use companies from the advertising industry as a benchmark because of the Standard & Poor's Global Industry Classification Standard (GICS) for our Company. The Company is reviewing the GICS classification based on our business model and will take the appropriate course of action once the review is complete. Our current peer group includes the following companies:

Acme Packet, Inc.	Premiere Global Services, Inc.
Akamai Technologies, Inc.	Quinstreet*
Avid Technology, Inc.	Real Networks, Inc.
Big Bend*	Rovi Corp.
Comscore, Inc.	Shutterfly, Inc.
Digital River, Inc.	Sonic Solutions*
Harmonic, Inc.	Sycamore Networks, Inc.
Infospace, Inc.	Tivo, Inc.
Limelight Networks, Inc.	Valueclick, Inc.
National Cinemedia, Inc.	WebMd Health Corp.
Openwave Systems, Inc.*

        The Compensation Committee intends to ensure that our executive compensation program is competitive with compensation paid by companies in the same market for executive talent. Beginning in 2011, the Compensation Committee's philosophy is to target total direct compensation (in the aggregate for each executive officer) to executives at approximately the 75th percentile range among comparable companies of similar size for Mr. Ginsburg and the 60th percentile range for Mr. Nguyen. In order to meet the targeted total compensation positioning and to support the interim strategic direction of having the Executive Chairman and Chief Executive Officer jobs to provide leadership depth and stability during a time of transition, the Compensation Committee expects that base salaries for Messrs. Ginsburg and Nguyen will be at the 75th percentile of executives holding comparable positions within our peer group. In accordance with this philosophy, in March 2011, the Compensation Committee increased Mr. Ginsburg's annual base salary to $600,000 and Mr. Nguyen's annual base salary to $450,000, which increases were retroactive to January 1, 2011. Target incentive compensation, consisting of short-term cash incentives and long-term equity incentives, will be equal to the difference between the targeted total compensation levels and the base salary amounts. The allocation of an executive's target incentive compensation between his annual incentive bonus opportunity and annual long-term incentive awards may vary from year to year. However, it is intended that a substantial majority of an executive's target total compensation will be in the form of variable or incentive compensation.

        The compensation levels of the NEOs reflect to a significant degree their varying roles and responsibilities. Specifically, due to Mr. Ginsburg's extensive experience, responsibilities and significant market demand, the Company believes that it is appropriate that his total compensation is substantially higher than the Company's other executives.

2011 Executive Compensation Decisions

Base Salary

        Base salaries for our executives are established based on individual factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive market compensation and the overall market demand for such executives at the time the respective employment agreements are negotiated. As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities, although we have not historically benchmarked executive base salaries against a specific market comparison group. An executive's base salary is also evaluated together with components of the executive's other compensation to ensure that the executive's total compensation is consistent with our overall compensation philosophy.

        In connection with the execution of employment agreements with each of our NEOs in 2008, the base salary levels for each NEO during the initial term of those agreements was established through arms-length negotiations between each executive and the Company at that time. Although the Company considered the same factors in establishing the base salaries of each of the executives, due to the different levels of satisfaction of such factors by each executive, the base salaries are, in certain cases, substantially different. Specifically, due to his extensive experience, responsibilities and significant market demand, the Company believes that it is appropriate that Mr. Ginsburg's base salary is substantially higher than the Company's other executives.

        The employment agreements with the NEOs have historically provided for automatic increases in the base salaries of the NEOs. However, during 2011, in connection with the re-evaluation of our executive compensation program, Mr. Ginsburg's base salary was increased to $600,000 for 2011 and Mr. Nguyen's base salary was increased to $450,000 for 2011, bringing their base salaries into line with the 75th percentile of executives holding comparable positions within our peer group. Mr. Choucair's base salary was increased to $355,000 for 2011 in accordance with the terms of his employment agreement. Other than these increases contemplated by the employment agreements, no additional base salary actions were taken during 2011 with respect to our NEOs.

        Mr. Trifon commenced employment with us in June 2011 following our acquisition of MediaMind Technologies, Inc. ("MediaMind"). His initial annual base salary of $387,000 was established by negotiation in connection with his commencement of employment.

Annual Incentives

        Our executive compensation program includes eligibility for an annual performance-based cash incentive for all executives as set forth in their employment agreements. In prior years annual cash bonuses were discretionary. Commencing in 2011, our annual incentive programs emphasize pay-for-performance by providing our executives with the opportunity to receive performance incentives based on corporate and individual performance.

        Annual Target Incentives.    As provided in their employment agreements, for 2011, our Chief Executive Officer was eligible for a target incentive of 200% of his annual base salary. His actual earnings could vary from 0% to 400% of target. Our President and Chief Operating Officer was eligible for a target incentive of 75% of his annual base salary. His actual earnings could vary from 0% to 150% of target. Our Chief Financial Officer was eligible for an annual incentive of up to $140,000. Mr. Trifon's annual incentive program is described below.

        Annual Performance Objectives.    At the beginning of 2011, the Compensation Committee established corporate and individual performance objectives to assist it in determining the annual incentives for our executives. The annual bonus for each NEO (other than Mr. Trifon) is tied 75% to corporate performance and 25% to individual performance.

  •
  Company Performance Objectives.  During 2011, the Compensation Committee determined to use revenue and Adjusted EBITDA as the corporate objectives for purposes of NEO annual incentive decisions. The Compensation Committee determined to use these factors to measure corporate performance because they encourage executives to achieve superior operating results using appropriate levels of capital. Target levels of performance were established for each objective and range of minimum to superior performance of 80% to 120% was set around target performance. The minimum level of performance needed to earn an annual incentive is 80% of target. The Compensation Committee established the following targets for these objectives:

Performance Metric	Minimum Performance Level	Targeted Level	Superior Performance Level	Weighting
Revenue	$228.8 million	$286 million	$343.2 million	40%
Adjusted EBITDA	$104.0 million	$130 million	$156.0 million	35%
  •
  Individual Performance Objectives.  Each NEO's individual performance is determined by the Compensation Committee based on its subjective evaluation of the NEO's individual performance for the year. As described above, the Chairman and Chief Executive Officer provides the Compensation Committee with his evaluation of each of the other NEOs' performance and the Compensation Committee evaluates the Chairman and Chief Executive Officer's individual performance.

    For 2011, the Compensation Committee established five areas of focus for the NEOs that included strategic and leadership goals and focused on the Company's strategic initiatives. The Compensation Committee did not establish specific quantitative targets for any of the individual performance objectives described below; instead, such objectives were intended to be qualitative, with the achievement of such objectives left solely to the discretion of the Compensation Committee after its consideration of each NEO's individual achievements as a whole.

    The individual objectives established for the NEOs for 2011 included:

    •
    Increasing High Definition penetration levels;

    •
    Driving our solution set to new markets;

    •
    Ensuring frequent communication with industry analysts and major institutional investors;

    •
    Retaining and growing client executive relationships; and

    •
    Completing at least one M&A transaction.

        In determining the NEOs' 2011 annual incentives, the Compensation Committee noted our revenue for 2011 of $324.2 million and our Adjusted EBITDA for 2011 of $134.6 million. Actual results produced a factor of 89% for the portion of the Annual Incentive tied to Company Performance objectives. Their strong individual performance, in addition to the Company's financial performance as a whole, served as a basis for the Compensation Committee's determination of the 2011 non-equity incentive plan awards for the NEOs. The Compensation Committee determined that each of the NEOs should be awarded 100% credit with respect to the individual component of their annual incentive award.

        Our NEOs' individual accomplishments during 2011 included:

  •
  Achieved 16% High Definition expansion against a high teen target;

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  Expanded TV business into new international markets including Canada and Europe;

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  Completed three strategic acquisitions;

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  Expanded into new digital markets with the three business acquisitions;

  •
  Participated in outreach efforts to stockholder groups; and

  •
  Completed first ever full service TV and digital offering.

        Together the Company performance and individual performance factors resulted in an overall performance factor of 92%. The Company's financial and operational results, in combination with the weightings described above, translated into the 2011 annual bonuses set forth in the Summary Compensation Table below. We believe that the awarded annual incentives are consistent with our compensation philosophy.

        Annual Incentive Program for Mr. Trifon.    Under his employment agreement, Mr. Trifon was eligible to receive a quarterly incentive of at least $25,000 based on predefined corporate business objectives.

        His 2011 corporate business objectives included:

  •
  Development and implementation of clearly defined serial network trading and mobile strategies;

  •
  Development and implementation of clearly defined value proposition and marketing strategy;

  •
  Complete strategic alignment within the Company to create digital division; and

  •
  Integrate Eyewonder and Unicast into digital platform.

        For 2011, Mr. Trifon was paid a total of $50,591 under the Annual Incentive Program, representing 100% achievement of predefined corporate business objectives.

        In addition, the Company agreed to pay to Mr. Trifon a bonus based on the annual revenue of MediaMind Technologies and its subsidiaries, as follows: (1) 0.125% of the annual revenue of MediaMind up to the expected revenue stated in the operational budget of that year, and (2) 0.1875% of the annual revenue of MediaMind that exceeds the expected annual revenue stated in the operational budget of that year. This bonus arrangement with Mr. Trifon commenced in June 2011, when he commenced employment with us. For 2011, he was paid a total of $53,120 pursuant to this arrangement.

        The total amounts paid to Mr. Trifon during 2011 pursuant to the bonus arrangements in his employment agreement are set forth in the Summary Compensation Table below.

        On June 30, 2012, Mr. Trifon notified us of his intention to resign his position as Chief Digital Officer of the Company, effective December 31, 2012. Pursuant to the terms of his employment agreement, Mr. Trifon was paid his normal compensation, including the foregoing bonuses, until his termination on December 31, 2012.

Long-Term Equity Incentive Compensation

        We believe that superior long-term performance is achieved through a culture that encourages our executives to hold a significant ownership stake in our Company. We provide this ownership stake to our executives through our equity-based incentive program.

        Commencing in 2011, the Company changed from periodic equity incentive awards to annual grants. We award long-term incentives to our executive officers primarily in the form of restricted stock units. We granted stock options to Mr. Trifon during 2011 as that form of equity award offers the opportunity for preferential tax treatment for him under Israeli law. We currently make equity awards as follows:

  •
  Upon an executive's execution of their initial employment agreement with the Company, based on the executive's prior work experience, the executive's position, and competitive market practices;

  •
  During our overall annual review process or upon an executive's execution of subsequent employment agreements with the Company, based on company and individual performance, internal pay equity considerations and competitive market practices.

        As is the case when the amounts of base salary and annual incentives are determined, a review of all elements of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall compensation philosophy and objectives.

2011 Long-Term Equity Incentive Awards

        In March, 2011, the Compensation Committee approved the award of (a) 90,000 performance-based restricted stock units to Mr. Ginsburg, and (b) 33,000 performance-based restricted stock units to Mr. Nguyen, pursuant to the Company's Restated 2006 Plan. These award levels were determined by subtracting the executives' 2011 base salaries and target incentive amounts from the targeted total compensation levels for each executive based on the pay positioning philosophy outlined above. The values were then converted into restricted stock units based on the value of our common stock on the date of grant. For 2011, however, Mr. Ginsburg did not receive the full award to which he would have been entitled pursuant to these calculations as our ability to limit the resulting restricted stock awards was constrained by the individual award limit in our Restated 2006 Plan. Each of the restricted stock unit awards will vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive continues to be employed by, or provide services to, the Company through such vesting dates. However, these awards were subject to the additional condition that, if the aggregate fair market value of the shares subject to the restricted stock unit award on December 31, 2011 exceeds 7% of the Company's Adjusted EBITDA for the 2011 fiscal year, the number of shares subject to such award would be automatically reduced to conform to such limit. No adjustment was made to these awards as a result of this performance condition.

        These awards vest on an accelerated basis in the event of (a) the executive's termination of employment by the Company without cause (as defined in the employment agreements described below), (b) the executive's resignation for good reason (as defined in the employment agreements described below), (c) the executive's death, (d) the executive's disability, (e) a change in control, or (f) with respect to Mr. Ginsburg, in the event of his retirement, which is defined as his termination of employment or separation from service following the date on which he attains age 60.

        Mr. Trifon was granted stock options to purchase 75,000 shares of our common stock in connection with his commencement of employment. The size of this award was established by negotiation in connection with his commencement of employment. This award vested monthly over a period of three years. In addition, 50% of any unvested options subject to this award would have vested upon the occurrence of a change in control and 100% of the options subject to this award would have vested in the event of Mr. Trifon's termination of employment by the Company without cause (as defined in his employment agreement described below) or his resignation for good reason (as defined in his employment agreement described below) within 12 months following a change in control.

2012 Long-Term Equity Incentive Awards

        In January 2012, each of Messrs. Ginsburg and Nguyen was awarded a retention award of 275,000 restricted stock units pursuant to the Company's 2011 Incentive Award Plan. These awards were granted in connection with the new employment agreements entered into with each executive in January 2012. These restricted stock units will vest over three years in three equal annual installments. In addition, the restricted stock units will vest in the event of (a) the executive's termination without cause (as defined in the employment agreements described below), (b) the executive's resignation for good reason (as defined in the employment agreements described below), (c) the executive's death, (d) the executive's disability (as defined in the employment agreements described below), (e) the executive's Board-approved retirement, or (f) non-renewal of the term of the executive's employment agreement by the Company.

        In March, 2012, the Compensation Committee also approved the award of (a) 304,246 performance-based restricted stock units to Mr. Ginsburg, and (b) 212,321 performance-based restricted stock units to Mr. Nguyen, pursuant to the Company's 2011 Incentive Award Plan. Each of the restricted stock unit awards will vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive officer continues to be employed by, or provide services to, the Company through such vesting dates. However, each award is subject to the additional condition that, if the aggregate fair market value of the shares subject to the restricted stock unit award on December 31, 2012 exceeds 8% of the Company's Adjusted EBITDA for 2012, the number of shares subject to such award would be automatically reduced to conform to such limit; provided, however, that in the event the shares subject to the restricted stock units vest on an accelerated basis pursuant to the following sentence prior to December 31, 2012, this sentence shall not apply. In addition, the restricted stock units shall vest on an accelerated basis upon the occurrence of any of the following events: (a) the executive's death, (b) the executive's disability (as defined in the employment agreements described below), or (c) upon the occurrence of (i) the executive's Board-approved retirement, (ii) a termination of the executive's employment by the Company without cause (as defined in the employment agreements described below), (iii) a termination of the executive's employment for good reason (as defined in the employment agreements described below), or (iv) non-renewal of the term of the executive's employment agreement by the Company, in each case, with respect to clauses (i) through (iv) above, to the extent such event occurs following a change in control.

Other Benefits

        We provide our executives with the following types of benefits:

  •
  Perquisites;

  •
  Health, dental, life, and disability insurance; and

  •
  Retirement benefits.

        We periodically review the levels of perquisites and other personal benefits provided to executive officers to ensure they fit within our overall compensation philosophy.

Perquisites

        We provide a limited number of perquisites to our executives to better enable the Company to attract and retain superior employees for key positions. The main perquisite we provided our NEOs (other than Mr. Trifon) during 2011 was an automobile allowance. As set forth in the Summary Compensation Table, the value of this benefit ranged from $6,000 to $12,000 depending on the NEO's particular position. As required by Israeli law, we also insure Mr. Trifon in a manager's insurance policy and pay an annual premium of approximately 11% of his annual base salary for such policy. We also contribute an amount equal to 5% of Mr. Trifon's annual base salary towards a further education fund for his benefit. Mr. Trifon is also entitled to a meal allowance on working days.

Health, Dental, Life and Disability Insurance

        We offer all of our regular employees, including our NEOs, health, life, disability and dental insurance. The value of these benefits to our NEOs is set forth in the Summary Compensation Table.

Retirement Benefits

        All of our regular employees, including our NEOs (other than Mr. Trifon), who meet certain defined requirements may participate in our 401(k) plan. We have the discretion to match employee contributions. Under our current matching policy, we match 25% of the amount contributed by our employees, up to a maximum of employee contributions of 6% of gross earnings. The value of this match for our NEOs is set forth in the Summary Compensation Table.

        The Board of Directors has discretion to make additional contributions to our 401(k) plan. The Board of Directors did not exercise its discretion to do so during 2011.

Employment Agreements

        We have entered into employment agreements that provide for certain severance benefits in the event that a NEO's employment is involuntarily or constructively terminated or in the event of a change in control. We recognize the challenges executives often face securing new employment following termination. To mitigate these challenges and to secure the focus of our management team on the Company's affairs, all executive officers are entitled to receive severance payments under their employment agreements upon certain types of termination. The terms of these employment agreements are described beginning on page 33. We believe that reasonable severance benefits for our executive officers are important because it may be difficult for our executive officers to find comparable employment within a short period of time following certain qualifying terminations. In addition to normal severance, we provide enhanced benefits in the event of a change in control as a means reinforcing and encouraging the continued attention and dedication of our executives to their duties of employment without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change in control. We believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

        We also extend severance benefits because they are essential to help us fulfill our objectives of attracting and retaining key managerial talent. These agreements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to be retained by us. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Compensation Committee when determining NEO compensation, the decision to offer these benefits did not influence the Compensation Committee's determinations concerning other direct compensation or benefit levels.

        Equity awards held by the NEOs may also be subject to accelerated vesting pursuant to the terms of the individual award agreements. In adopting so-called "single" trigger treatment for equity awards, the Company was guided by the following objectives:

  •
  keeping executives relatively whole for a reasonable period but avoiding creating a "windfall;"

  •
  ensuring that executives whose employment continues following a transaction are treated the same as terminated executives with respect to outstanding equity awards;

  •
  providing the executives with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal;

  •
  the company that made the original equity grant may no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success;

  •
  supporting the compelling business need to retain executives during uncertain times;

  •
  providing a powerful retention device during change in control discussions, especially given that equity awards represents a significant portion of the executives' total pay package; and

  •
  a double trigger on equity awards provides no certainty of what will happen when the transaction closes.

Deductibility of Executive Compensation

        As part of its role, the Compensation Committee reviews and considers the deductibility of the Company's executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation is excluded from the limit so long as it meets certain requirements.

        In its review and establishment of compensation programs and awards for our NEOs, the Compensation Committee considers the anticipated deductibility or non-deductibility of the compensation as a factor in assessing whether a particular compensatory arrangement is appropriate; particularly in light of the goals of maintaining a competitive executive compensation system generally (i.e., paying for performance and maximizing shareholder return).

        For 2011, a portion of the performance-based incentives paid to our NEOs was not tax deductible. However, beginning in 2012, we have taken steps to ensure that a substantial majority of our annual cash incentive awards and annual long-term incentive awards will be tax deductible.

Compensation Committee Report

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's proxy statement for the 2012 annual meeting of the Company's stockholders.

THE COMPENSATION COMMITTEE
John R. Harris, Chairman David M. Kantor

Summary Compensation Table

        The following table shows the compensation for the three fiscal years ended December 31, 2011, 2010 and 2009 earned by our Chairman and Chief Executive Officer, our Executive Vice President and former Chief Financial Officer, our President and Chief Operating Officer, and our former Chief Digital Officer, who was our only other executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Awards($)	Stock Option Awards ($)(1)	Stock-based Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Scott K. Ginsburg	2011	600,000	—	960,000	—	3,240,000	34,784	4,834,784
Executive Chairman(3)	2010	475,560	1,865,040	—	—	—	32,519	2,373,119
	2009	457,270	451,000	—	—	—	30,802	939,072
Neil H. Nguyen	2011	449,506	—	270,000	—	1,188,000	30,409	1,937,915
President and Chief	2010	394,077	1,311,250	—	—	—	29,076	1,734,403
Executive Officer(3)	2009	350,570	190,000	—	1,990,450	—	29,766	2,560,786
Omar A. Choucair	2011	354,863	—	162,150	—	—	27,409	544,422
Former Executive Vice	2010	344,847	140,000	—	—	—	25,991	510,838
President and Chief	2009	334,250	190,000	—	—	—	23,921	548,171
Financial Officer(4)
Gal Trifon	2011	141,139	—	103,711	853,755	—	20,221	1,118,571
Former Chief Digital
Officer(5)

(1)
Represents the grant date fair value of equity awards granted to the NEO in the applicable fiscal year determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718). See Note 12 to our Consolidated Financial Statements included in the Form 10-K for details as to the assumptions used to determine the fair value of stock awards. Amounts shown are based on the fair value of the entire award on the grant date, regardless of vesting requirements.

(2)
The following table contains a breakdown of the compensation and benefits included under All Other Compensation for the fiscal year ended December 31, 2011:

Name	401(k) Matching Contributions	Health Insurance Premiums	Automobile Allowance	Social Benefits for Non-US Employees	Total
Scott K. Ginsburg	5,500	17,284	12,000	—	34,784
Neil H. Nguyen	4,125	17,284	9,000	—	30,409
Omar A. Choucair	4,125	17,284	6,000	—	27,409
Gal Trifon	—	—	—	20,221	20,221
(3)
Effective January 1, 2012, Mr. Ginsburg transitioned to the role of Executive Chairman from Chairman and Chief Executive Officer and Mr. Nguyen became our President and Chief Executive Officer. During 2011, Mr. Nguyen was our President and Chief Operating Officer.

(4)
Effective November 12, 2012, Mr. Choucair no longer serves as Chief Financial Officer, but he remained as Executive Vice President until December 31, 2012 and thereafter will serve as a consultant until June 30, 2014.

(5)
Mr. Trifon was appointed as our Chief Digital Officer in July, 2011 following our acquisition of MediaMind. On June 30, 2012, Mr. Trifon notified us of his intention to resign his position as Chief Digital Officer of the Company, effective December 31, 2012. Pursuant to the terms of his employment agreement, Mr. Trifon continued to be paid his normal compensation, including the foregoing bonuses, until his termination on December 31, 2012.

Grants of Plan-Based Awards

        During the fiscal year ended December 31, 2011, the following individuals named in the Summary Compensation Table received plan-based awards:

									All Other Stock Awards: Number of Shares of Stock or Units (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Shares of Stock or Units (#)(3)		Exercise or Base Price of Option Awards (#)	Grant Date Fair Value of Stock Awards(3)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Scott K. Ginsburg	3/15/2011	0	1,200,000		2,400,000	—	—	—	—	—		—	—
	3/29/2011	—	—		—	—	—	90,000	—	—		—	$3,240,000
Neil Nguyen	3/15/2011	0	337,500		675,000	—	—	—	—	—		—	—
	3/29/2011	—	—		—	—	—	33,000	—	—		—	$1,188,000
Omar Choucair	3/15/2011	0	140,000		—	—	—	—	—	—		—	—
Gal Trifon	6/15/2011	0	$50,000	(4)	—	—	—	—	—	—		—	—
	1/21/11	—	—		—	—	—	—	—	39,755	(5)	20.57	$753,755
	8/18/2011	—	—		—	—	—	—	—	75,000	(5)	20.04	$853,755

(1)
Non-equity incentive plan awards consist of annual incentives payable under our 2011 annual incentive program. Mr. Ginsburg's target annual incentive is equal to 200% of his annual base salary and Mr. Nguyen's target annual incentive is equal to 75% of his annual base salary. The actual incentives awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may vary based on other factors at the discretion of the compensation committee. For more information about our 2011 annual incentive program, please see "—Elements of the Executive Compensation Program—Annual Incentives" above.

(2)
These awards consist of performance-based restricted stock unit awards. Each of the restricted stock unit awards will vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive continues to be employed by, or provide services to, the Company through such vesting dates, subject to earlier vesting upon certain events as specified in the form of award agreement. However, these awards were subject to the additional condition that, if the aggregate fair market value of the shares subject to the restricted stock unit award on December 31, 2011 exceeds 7% of the Company's Adjusted EBITDA for the 2011 fiscal year, the number of shares subject to such award would be automatically reduced to conform to such limit. No adjustment was made to these awards as a result of this performance condition. For more information about these awards, please see "—Elements of the Executive Compensation Program—Long-Term Equity Incentive Compensation" above.

(3)
Represents the grant date fair value of equity awards granted to the NEO determined in accordance with ASC Topic 718. See Note 12 to our Consolidated Financial Statements included in the Form 10-K for details as to the assumptions used to determine the fair value of equity awards. Amounts shown are based on the fair value of the entire award on the grant date, regardless of vesting requirements.

(4)
Pursuant to the terms of his employment agreement, Mr. Trifon was eligible to receive a quarterly incentive of at least $25,000 based on predefined corporate business objectives. In addition, the Company paid to Mr. Trifon an incentive based on the annual revenue of MediaMind and its subsidiaries, as follows: (1) 0.125% of the annual revenue of MediaMind up to the expected revenue stated in the operational budget of that year, and (2) 0.1875% of the annual revenue of MediaMind that exceeded the expected annual revenue stated in the operational budget of that year. For more information about Mr. Trifon's incentives for 2011, please see "—Elements of the Executive Compensation Program—Annual Incentives" above.

(5)
Mr. Trifon's option granted in August 2011 vested ratably over each of the 36 months following the date of grant, subject to earlier vesting upon certain events as specified in the form of award agreement and his employment agreement. For more information about this award, please see "—Elements of the Executive Compensation Program—Long-Term Equity Incentive Compensation" above. In connection with the completion of the Company's acquisition of MediaMind in June 2011, the Company assumed options to purchase shares of MediaMind common stock previously issued by MediaMind and converted them into options to purchase shares of common stock of the Company. The number of options issued, and the related exercise price were adjusted pursuant to the terms of the merger agreement. The options granted by MediaMind had an accelerated vesting provision following a change in control such that all options assumed by the Company will vest ratably over the remaining twelve months following the closing of the transaction.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested (#)		Market Value of Shares of Stock Awards that Have Not Vested ($)
Scott K. Ginsburg	2,500		—		12.90	February 20, 2012	—		—
	100,000		—		5.88	July 12, 2013
	—		—		—	—	90,000	(2)	$1,072,800	(3)
Neil H. Nguyen	7,501		—		5.88	July 12, 2013	—		—
	100,000		100,000		14.14	December 23, 2018	—		—
	62,499		62,501		27.77	December 21, 2019	—		—
	—		—		—	—	33,000	(2)	$393,360	(3)
Omar A. Choucair	12,500		—		12.90	February 20, 2012	—		—
	40,000		—		5.88	July 12, 2013	—		—
	187,498		62,502		14.14	December 23, 2018	—		—
Gal Trifon	756		—		7.03	February 11, 2019	—		—
	16,564	(4)	23,191	(4)	20.57	January 21, 2021	—		—
	6,249	(5)	68,751	(5)	20.04	August, 18, 2021	—		—

(1)
Except as otherwise specified, all of the options have a term of ten years from the original date of grant. Options will vest 25% on the first anniversary of the date of grant, and the remainder vests ratably over each of the 36 months thereafter, subject to earlier vesting upon certain events as specified in the form of award agreement or the NEO's employment agreement. For more information about these awards, please see "—Elements of the Executive Compensation Program—Long-Term Equity Incentive Compensation" above.

(2)
Each of the restricted stock unit awards will vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive continues to be employed by, or provide services to, the Company through such vesting dates, subject to earlier vesting upon certain events as specified in the form of award agreement. However, these awards were subject to the additional condition that, if the aggregate fair market value of the shares subject to the restricted stock unit award on December 31, 2011 exceeded 7% of the Company's Adjusted EBITDA for the 2011 fiscal year, the number of shares subject to such award would be automatically reduced to conform to such limit. No adjustment was made to these awards as a result of this performance condition. For more information about these awards, please see "—Elements of the Executive Compensation Program—Long-Term Equity Incentive Compensation" above.

(3)
Value is calculated using a value of our common stock of $11.92 per share, the closing price of our common stock on December 30, 2011, which was the last trading day of 2011.

(4)
In connection with the completion of the Company's acquisition of MediaMind in June 2011, the Company assumed options to purchase shares of MediaMind common stock previously issued by MediaMind and converted them into options to purchase shares of common stock of the Company. The number of options issued, and the related exercise price were adjusted pursuant to the terms of the merger agreement. The options granted by MediaMind had an accelerated vesting provision following a change in control such that all options assumed by the Company vested ratably over the remaining twelve months following the closing of the transaction.

(5)
Mr. Trifon's option vested ratably over each of the 36 months following the date of grant, subject to earlier vesting upon certain events as specified in the form of award agreement and his employment agreement. For more information about these awards, please see "—Elements of the Executive Compensation Program—Long-Term Equity Incentive Compensation" above.

Option Exercises and Stock Vested

        The following table shows information regarding option exercises by, and the vesting of stock awards held by, the NEOs during the fiscal year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott K. Ginsburg	—	$—	116,667	$3,110,982
Neil H. Nguyen	—	$—	—	—
Omar A. Choucair	—	$—	—	—
Gal Trifon	—	$—	—	—

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Executive Transition and Employment Agreements

        The terms of our executive officers' compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee or the entire Board of Directors. The terms of Mr. Ginsburg's current employment agreement with us were the result of negotiations between us and Mr. Ginsburg and were approved by the Compensation Committee of our Board of Directors. The terms of the employment agreements with Messrs. Nguyen, Choucair and Trifon were the result of negotiations between Mr. Ginsburg and/or the Compensation Committee and the applicable executive.

2012 Employment Agreements with Messrs. Ginsburg and Nguyen

        Effective January 1, 2012, Mr. Ginsburg transitioned to the role of Executive Chairman and Mr. Nguyen became our President and Chief Executive Officer.

        In connection with the foregoing transition, the Company entered into new employment agreements with each of Messrs. Ginsburg and Nguyen. Each of the employment agreements has an initial term of three years beginning January 1, 2012, and, subject to advance-notice termination provisions, renews automatically for successive one-year terms. These new employment agreements replaced the existing employment agreements with these executives, effective January 1, 2012.

        Under the new employment agreements, Mr. Ginsburg's initial annual base salary will be $630,000, and Mr. Nguyen's initial annual base salary will be $595,000, which amounts will be subject to increase each year at the discretion of the board of directors or the compensation committee thereof (which increase will be no less than 5% each year in each of 2013 and 2014). Each executive's target annual incentive will be 100% of his then-applicable annual base salary. It is anticipated that 75% of each executive's incentive will be determined based on the Company's achievement of financial objectives for the relevant year, including attainment of revenue and Adjusted EBITDA goals, and that 25% of each executive's incentive will be determined based on subjective individual objectives for the relevant year. Pursuant to an amendment to the new employment agreements dated March 29, 2012, the Compensation Committee specified that, with respect to the corporate component of the annual bonus, an achievement level of 90% relative to the corporate performance objectives will be required for any bonus payout and will result in a bonus payment equal to 50% of the target bonus. Each executive will have a maximum annual bonus equal to 200% of the target bonus, which amount would be payable for an achievement level of 110% or more relative to the corporate performance objectives. Each executive is entitled to four weeks of paid vacation per calendar year, will receive a car allowance totaling $1,000 per month for the term of the agreement, will be reimbursed for financial and tax planning services in an amount up to $7,500 annually and will receive a comprehensive physical at Company expense in an amount up to $5,000 annually. Finally, the Company shall pay the amount of premiums or other costs incurred for the coverage of the executive and his spouse and dependent family members under the Company's health plan.

        The new employment agreements also include provisions respecting severance. If the executive is terminated without cause or resigns for good reason, or in the event of non-renewal of the term of the agreement by the Company, he will be entitled to his base salary through the remainder of the initial three-year term or 12 months' base salary, whichever is greater, in either case at the rate then in effect. Mr. Ginsburg's severance will be payable in a lump sum within 60 days following his date of termination. Mr. Nguyen's severance will be paid as follows: an amount equal to 12 months' base salary will be paid in accordance with the Company's standard payroll practices over the 12 month period following his date of termination and any additional severance will be payable in a lump sum within 60 days following his date of termination. In addition, in the event the executive's termination without cause or resignation for good reason or the non-renewal of the term of the agreement by the Company occurs following a change in control, or in the event of the executive's death or his termination of employment by reason of his disability, the executive will also be entitled to receive the annual incentive which he would have been entitled to receive had he remained employed by the Company for the entire year during which his termination occurs. Such annual incentive shall be determined by the compensation committee based on the Company's performance for such year and in accordance with the terms of the applicable incentive program for such year, payable in a lump sum payment on the date on which annual incentives for the year in which his termination occurs are paid to the Company's executive officers generally, but in all events between January 1 and March 15 of the year following the year in which the termination occurs. In the event of the executive's death or his termination of employment by reason of his disability during the employment term, he will be entitled to receive the annual incentive amount described above. If the executive is terminated by the Company for cause or resigns without good reason, he shall not be entitled to further compensation. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

        For purposes of the new employment agreements, good reason includes the assignment of duties inconsistent with the executive's title, a material reduction in salary and perquisites, the relocation of the Company's principal office by more than twenty miles, the transfer to an office other than the principal office or a material breach of the employment agreement by the Company. For purposes of the agreements, cause includes conviction of or a plea of guilty or nolo contendre by the executive to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his duties to the Company or any material breach of the agreement by the executive.

        The agreements also contain standard confidentiality, non-competition and non-solicitation covenants.

Employment Agreement with Omar A. Choucair

        Effective as of December 31, 2008, the Company entered into an Amended and Restated Employment Agreement with our Chief Financial Officer, Omar A. Choucair. Pursuant to the Amended and Restated Employment Agreement between Mr. Choucair and the Company (the "CFO Agreement"), the Company agreed to employ Mr. Choucair as its Chief Financial Officer from the effective date of the CFO Agreement through December 31, 2011. The CFO Agreement expired by its terms on that date. Under the CFO Agreement, Mr. Choucair was entitled to an annualized base salary of $335,000 for the year ending December 31, 2009, $345,000 for the year ending December 31, 2010 and $355,000 for the year ending December 31, 2011. Mr. Choucair was eligible for an annual incentive of up to $140,000 during the term of the CFO Agreement, with the criteria upon which any bonus would be awarded to be determined in the sole discretion of the Compensation Committee. Mr. Choucair was entitled to participate in the Company's stock option plans, was entitled to four weeks of paid vacation per calendar year and was to receive a car allowance totaling $500 per month for the term of the CFO Agreement. Finally, during the term of the CFO Agreement, the Company paid the amount of premiums or other costs incurred for the coverage of Mr. Choucair and his spouse and dependent family members under the Company's health plan.

        The CFO Agreement also included provisions respecting severance. Pursuant to the CFO Agreement, if Mr. Choucair's employment was terminated prior to the end of the employment term by the Company other than for cause (as described below) or death or by Mr. Choucair for good reason (as described below), he was entitled to the greater of all remaining salary to the end of the employment term, or salary from the date of termination through the second anniversary of the date of termination, at the rate of salary in effect on the date of termination in a lump sum payment. He had no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he was terminated by the Company for cause (as described below), or at the end of the employment term, he would not be entitled to further compensation. Following the end of the employment term, upon termination of his employment with the Company for any reason other than cause, but upon ninety days prior written notice if such termination is by him, the Company was to pay to Mr. Choucair his salary as then in effect for a period of six months in a lump sum payment.

        Pursuant to the terms of the CFO Agreement, in the event of a change in control, all outstanding stock options held by or on behalf of Mr. Choucair would become fully vested and exercisable.

        Under the CFO Agreement, good reason included the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by more than 20 miles, the transfer to an office other than the principal office or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, cause included conviction of or a plea of guilty or nolo contendre by Mr. Choucair to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his duties to the Company or any material breach of the CFO Agreement by Mr. Choucair.

        The CFO Agreement also contained standard non-solicitation, non-competition and confidentiality provisions.

Transition Agreement with Omar A. Choucair

        Effective November 12, 2012, Mr. Choucair ceased serving as Chief Financial Officer, but he remained as Executive Vice President until December 31, 2012. Mr. Choucair will serve as a consultant to the Company following his termination of employment through June 30, 2014 (the Consulting Period) to assist the Company with various endeavors. Mr. Choucair also resigned from his position as a member of the Board of Directors of the Company as of May 31, 2012.

        Pursuant to the amended and restated employment transition and consulting agreement entered into between Mr. Choucair and the Company (the "Amended Transition Agreement"), Mr. Choucair continued to be employed on the same terms and conditions of employment as were currently in effect through December 31, 2012. He was eligible for a target bonus of $83,500 for the period from January 1, 2012 through May 31, 2012 which was paid in 2012. In addition, Mr. Choucair was also eligible for a bonus of $116,500 for the period from June 1, 2012 through December 31, 2012 of which $58,250 has been paid in 2013. Finally, Mr. Choucair was eligible for an additional performance bonus of no less than $200,000 for his service during 2012 as determined by the Chief Executive Officer, $200,000 of which has been paid in 2013. Following his termination of employment, Mr. Choucair will receive cash severance equal to $177,500, payable in a lump sum before June 30, 2013. For the first six months of the Consulting Period, Mr. Choucair will receive consulting fees in the amount of $28,000 per month. During the final twelve months of the Consulting Period, Mr. Choucair will receive consulting fees in the amount of $1,750 per month. Additionally, pursuant to the Amended Transition Agreement, Mr. Choucair received full vesting credit under his outstanding equity awards on the date of his termination of employment and those equity awards will continue to be exercisable, if applicable, for the duration of the Consulting Period. Mr. Choucair is also entitled to continued health coverage at the Company's expense through June 30, 2014. The foregoing severance benefits and consulting compensation are conditioned on Mr. Choucair's execution of general release of claims in favor of the Company.

Employment Agreement with Gal Trifon

        In June 2011, the Company acquired MediaMind. In connection with that acquisition, the Company entered into a new employment agreement with Gal Trifon, our Chief Digital Officer.

        Under the employment agreement, Mr. Trifon's initial annual base salary was $387,000, which amount will be subject to review each year. Mr. Trifon is eligible to receive a quarterly incentive of at least $25,000 based on predefined corporate business objectives. In addition, unless Mr. Trifon is a participant in the Company's annual incentive program for its executives, the Company will pay to him a incentive based on the annual revenue of MediaMind and its subsidiaries, as follows: (1) 0.125% of the annual revenue of MediaMind Technologies up to the expected revenue stated in the operational budget of that year, and (2) 0.1875% of the annual revenue of MediaMind that exceeds the expected annual revenue stated in the operational budget of that year. In the event of Mr. Trifon's termination of employment for any reason other than cause, Mr. Trifon will be entitled to receive a pro rata portion of the foregoing incentive. Mr. Trifon is entitled to 25 days of paid vacation per calendar year. As required by Israeli law, the Company will also insure Mr. Trifon in a manager's insurance policy and pay an annual premium of approximately 11% of his annual base salary for such policy. The Company will also contribute an amount equal to 5% of Mr. Trifon's annual base salary towards a further education fund for his benefit. Mr. Trifon is also entitled to a meal allowance on working days.

        Pursuant to the employment agreement, Mr. Trifon was granted stock options to purchase 75,000 shares of our common stock in connection with his commencement of employment. This award vested monthly over a period of three years. In addition, 50% of any unvested options subject to this award would have vested upon the occurrence of a change in control and 100% of the options subject to this award would have vested in the event of Mr. Trifon's termination of employment by the Company without cause (as defined below) or his resignation for good reason (as defined below) within 12 months following a change in control.

        The employment agreement also included provisions respecting termination of Mr. Trifon's employment. As required by Israeli law, either party may terminate the employment relationship upon six months' prior notice (unless Mr. Trifon's employment is terminated for cause). During the foregoing prior notice period (which shall also apply in the event of Mr. Trifon's termination of employment by reason of his disability), the Company shall be obligated to continue to pay to Mr. Trifon his base salary and the quarterly and revenue-based incentive bonuses described above and all stock options granted to Mr. Trifon continued to vest. In lieu of providing this prior notice, the Company may elect to pay to Mr. Trifon the amounts he would otherwise have received during the prior notice period. Following Mr. Trifon's termination of employment for any reason other than cause, the right to receive the manager's insurance policy and the further education fund shall be transferred to Mr. Trifon. In the event of Mr. Trifon's termination for cause, only that portion of the manager's insurance policy attributable to his contributions will be transferred to him.

        For purposes of the employment agreement, good reason included a reduction in salary, the relocation of Mr. Trifon's principal place of employment by more than fifty kilometers, or a material and adverse reduction in Mr. Trifon's duties or responsibilities. For purposes of the employment agreement, cause included conviction of any felony involving moral turpitude or affecting the Company or any of its affiliates, embezzlement of funds, any breach of fiduciary duties or duty of care, or any conduct materially detrimental to the Company or one of its affiliates.

        The agreement also contained standard confidentiality, non-competition and non-solicitation covenants.

        On June 30, 2012, Mr. Trifon notified us of his intention to resign his position as Chief Digital Officer of the Company, effective December 31, 2012. Pursuant to the terms of his employment agreement, Mr. Trifon continued to be paid his normal compensation, including the foregoing bonuses, until his termination on December 31, 2012.

Potential Payments upon Termination or Change in Control

        The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO's employment had terminated, or a change in control had occurred, on December 31, 2011, given the NEO's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees upon a termination of employment, such as payment of accrued but unpaid base salary and vacation pay and distributions under the Company's 401(k) plan (assuming the executive participated in the plan).

        Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

Scott K. Ginsburg, Executive Chairman

        The following table summarizes the potential payments to Mr. Ginsburg assuming his employment with us was terminated or a change in control occurred on December 31, 2011.

Benefits and Payments	Change in Control(1)	Termination upon Death or Disability	Termination by us without Cause or by Mr. Ginsburg for Good Reason(1)
Base Salary	$600,000	$—	$600,000
Bonus	$960,000	$960,000	$960,000
Acceleration of Vesting of Equity Awards:
Number of Restricted Stock Units	90,000	90,000	90,000
Value(2)	$1,072,800	$1,072,800	$1,072,800

Total	$2,632,800	$2,032,800	$2,632,800

(1)
With respect to the "Change in Control" column, base salary and bonus would only be paid upon an involuntary termination of employment by the Company without cause or a voluntary termination by Mr. Ginsburg for good reason following a change in control. Pursuant to the employment agreement between the Company and Mr. Ginsburg in effect on December 31, 2011, which agreement was superseded by Mr. Ginsburg's new employment agreement effective January 1, 2012, if Mr. Ginsburg's employment was terminated prior to the end of the employment term by the Company other than for cause or by Mr. Ginsburg for good reason, he was entitled to (a) his base salary from the date of termination through the second anniversary of the date of termination, at the rate of salary in effect on the date of termination, payable in a lump sum payment, plus (b) the annual bonus which he would have been entitled to receive had he remained employed by the Company for the entire year during which his termination occurred, which annual bonus was to be determined by the Compensation Committee based on the Company's performance for such year and in accordance with the terms of the applicable bonus program for such year, payable in a lump sum payment. In the event of Mr. Ginsburg's death or his termination of employment by reason of his disability during the employment term, he was entitled to receive the annual bonus amount as described in clause (b) above. For purposes of the foregoing table, Mr. Ginsburg's actual 2011 bonus was used for these calculations.

(2)
Value upon acceleration is calculated using a value of our common stock of $11.92 per share, the closing price of our common stock on December 30, 2011, which was the last trading day of 2011.

        We entered into a new employment agreement with Mr. Ginsburg effective January 1, 2012. The following table summarizes the potential payments to Mr. Ginsburg assuming his employment with us was terminated or a change in control occurred on December 31, 2012, the last day of our most recently completed fiscal year.

Benefits and Payments	Change in Control(1)	Termination upon Death or Disability	Termination by us without Cause or by Mr. Ginsburg for Good Reason(1)
Base Salary	$1,260,000	$—	$1,260,000
Bonus	$630,000	$630,000	$—
Acceleration of Vesting of Equity Awards::
Number of Restricted Stock Units	547,579	547,579	243,333
Value(2)	$5,974,087	$5,974,087	$2,654,763

Total	$7,864,087	$6,604,087	$3,914,763

(1)
With respect to the "Change in Control" column, base salary and bonus would only be paid upon an involuntary termination of employment by the Company without cause or a voluntary termination by Mr. Ginsburg for good reason following a change in control. Pursuant to the employment agreement between the Company and Mr. Ginsburg which became effective January 1, 2012, as described above, if Mr. Ginsburg's employment was terminated prior to the end of the employment term by the Company other than for cause or by Mr. Ginsburg for good reason, he is entitled to (a) his base salary from the date of termination through the remaining term of the agreement, at the rate of salary in effect on the date of termination, payable in a lump sum payment, plus (b) in the event such termination occurs following a change in control, the annual incentive which he would have been entitled to receive had he remained employed by the Company for the entire year during which his termination occurred, which annual incentive will be determined by the Compensation Committee based on the Company's performance for such year and in accordance with the terms of the applicable incentive program for such year, payable in a lump sum payment. In the event of Mr. Ginsburg's death or his termination of employment by reason of his disability during the employment term, he is entitled to receive the annual bonus amount as described in clause (b) above. For purposes of the foregoing table, Mr. Ginsburg's 2012 bonus is assumed to be paid at the targeted amount.

(2)
Value upon acceleration is calculated using a value of our common stock of $10.91 per share, the closing price of our common stock on December 30, 2012.

Neil H. Nguyen, President and Chief Executive Officer

        The following table summarizes the potential payments to Mr. Nguyen assuming his employment with us was terminated or a change in control occurred on December 31, 2011.

Benefits and Payments	Change in Control(1)	Termination upon Death or Disability	Termination by us without Cause or by Mr. Nguyen for Good Reason(1)
Base Salary	$450,000	$—	$450,000
Bonus	$270,000	$270,000	$270,000
Acceleration of Vesting of Equity Awards:
Number of Stock Options	81,250	—	—
Number of Restricted Stock Units	33,000	33,000	33,000
Value(2)	$393,360	$393,360	$393,360

Total	$1,113,360	$663,360	$1,113,360

(1)
With respect to the "Change in Control" column, base salary and bonus would only be paid upon an involuntary termination of employment by the Company without cause or a voluntary termination by Mr. Nguyen for good reason following a change in control. Pursuant to the employment agreement between the Company and Mr. Nguyen in effect on December 31, 2011, which agreement was superseded by Mr. Nguyen's new employment agreement effective January 1, 2012, if Mr. Nguyen's employment was terminated prior to the end of the employment term by the Company other than for cause or death or by Mr. Nguyen for good reason, he was entitled to (a) his base salary from the date of termination through the first anniversary of the date of termination, at the rate of salary in effect on the date of termination, payable over the severance period in accordance with the Company's then standard payroll practices for Mr. Nguyen, plus (b) the annual bonus which he would have been entitled to receive had he remained employed by the Company for the entire year during which his termination occurred, which annual bonus was to be determined by the Compensation Committee based on the Company's performance for such year and in accordance with the terms of the applicable bonus program for such year, payable in a lump sum payment. In the event of Mr. Nguyen's death or his termination of employment by reason of his disability during the employment term, he was entitled to receive the annual bonus amount as described in clause (b) above. For purposes of the foregoing table, Mr. Nguyen's actual 2011 bonus was used for these calculations.

(2)
Value upon acceleration is calculated using a value of our common stock of $11.92 per share, the closing price of our common stock on December 30, 2011, which was the last trading day of 2011. In the case of stock options, the exercise price of the options is deducted.

        We entered into a new employment agreement with Mr. Nguyen effective January 1, 2012. The following table summarizes the potential payments to Mr. Nguyen assuming his employment with us was terminated or a change in control occurred on December 31, 2012, the last day of our most recently completed fiscal year.

Benefits and Payments	Change in Control(1)	Termination upon Death or Disability	Termination by us without Cause or by Mr. Nguyen for Good Reason(1)
Base Salary	$1,190,000	$—	$1,190,000
Bonus	$595,000	$595,000	$—
Acceleration of Vesting of Equity Awards:
Number of Restricted Stock Units	417,654	417,654	205,333
Value(2)	$4,556,605	$4,556,605	$2,240,183

Total	$6,341,605	$5,151,605	$3,430,183

(1)
With respect to the "Change in Control" column, base salary and bonus would only be paid upon an involuntary termination of employment by the Company without cause or a voluntary termination by Mr. Nguyen for good reason following a change in control. Pursuant to the employment agreement between the Company and Mr. Nguyen that became effective January 1, 2012, if Mr. Nguyen's employment was terminated prior to the end of the employment term by the Company other than for cause or death or by Mr. Nguyen for good reason, he is entitled to (a) his base salary from the date of termination through the remaining term of the agreement, at the rate of salary in effect on the date of termination, with 12 months of his base salary payable over the severance period in accordance with the Company's then standard payroll practices for Mr. Nguyen and the remainder payable in a lump sum payment, plus (b) in the event such termination occurs following a change in control, the annual incentive which he would have been entitled to receive had he remained employed by the Company for the entire year during which his termination occurred, which annual incentive will to be determined by the Compensation Committee based on the Company's performance for such year and in accordance with the terms of the applicable incentive program for such year, payable in a lump sum payment. In the event of Mr. Nguyen's death or his termination of employment by reason of his disability during the employment term, he is entitled to receive the annual bonus amount as described in clause (b) above. For purposes of the foregoing table, Mr. Nguyen's 2012 bonus is assumed to be paid at the targeted amount.

(2)
Value upon acceleration is calculated using a value of our common stock of $10.91 per share, the closing price of our common stock on December 30, 2012.

Gal Trifon, Chief Digital Officer

        The following table summarizes the potential payments to Mr. Trifon assuming his employment with us was terminated or a change in control occurred on December 31, 2011, the last day of our most recently completed fiscal year.

Benefits and Payments	Change in Control		Termination upon Disability(1)	Termination by us without Cause or by Mr. Trifon for Good Reason(1)	Termination by us without Cause or by Mr. Trifon for Good Reason within 12 months following a Change in Control(1)
Base Salary	—		$103,985	$103,985	$103,985
Bonus	—		$—	$—	$—
Acceleration of Vesting of Equity Awards
Number of Stock Options	45,971		—	—	91,942
Value(2)	$—		$—	$—	$—

Total	$—	(3)	$103,985	$103,985	$103,985

(1)
Base salary, bonus and social benefits amounts represent the amount required to continue to be paid by the Company during the six month prior notice period in the employment agreement as required by Israeli law.

(2)
Value upon acceleration is calculated using a value of our common stock of $11.92 per share, the closing price of our common stock on December 30, 2011, which was the last trading day of 2011. In the case of stock options, the exercise price of the options is deducted.

(3)
As previously disclosed, Mr. Trifon departed the Company during 2012.

Omar A. Choucair, Chief Financial Officer

        The following table summarizes the potential payments to Mr. Choucair assuming his employment with us was terminated or a change in control occurred on December 31, 2011, the last day of our most recently completed fiscal year.

Benefits and Payments	Change in Control(1)		Termination upon Death or Disability	Termination by us without Cause or by Mr. Choucair for Good Reason
Base Salary	$177,500		$177,500	$177,500
Bonus	—		—	—
Acceleration of Vesting of Equity Awards:
Number of Stock Options	31,251		—	—
Value(2)	$—		—	—

Total	$177,500	(3)	$177,500	$177,500

(1)
Base salary would only be paid upon an involuntary termination of employment by the Company without cause or by Mr. Choucair for good reason following a change in control.

(2)
Value upon acceleration is calculated using a value of our common stock of $11.92 per share, the closing price of our common stock on December 30, 2011, which was the last trading day of 2011. In the case of stock options, the exercise price of the options is deducted.

(3)
As previously disclosed, Mr. Choucair departed the Company effective December 31, 2012.

Director Compensation

  Director Compensation Table

        The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for the fiscal year ended December 31, 2011.

Name(1)	Fees Earned ($)	Stock-based Compensation(2)	Total ($)
William Donner(3)	43,500	94,982	138,482
Lisa Gallagher(7)	37,500	94,982	132,482
Kevin C. Howe(3)	43,500	94,982	138,482
David M. Kantor	43,500	94,982	138,482
Anthony J. LeVecchio(4)	28,750	61,940	90,690
John R. Harris	57,750	94,982	152,732
Jeff Rich(5)	31,500	156,322	187,822
C. H. Moore(6)	35,000	156,922	191,922

(1)
Scott Ginsburg, our Executive Chairman, Neil Nguyen, our President and Chief Executive Officer, and Omar Choucair, our Executive Vice President and Chief Financial Officer, are not included in this table because they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Ginsburg, Nguyen and Choucair as employees is shown in the Summary Compensation Table above. Mr. Choucair resigned from his position as a member of the Board of Directors as of May 31, 2012.

(2)
Represents the grant date fair value determined in accordance with ASC Topic 718 of the stock awards granted to each non-employee director during 2011. See Note 12 to our Consolidated Financial Statements included in the Form 10-K for details as to the assumptions used to determine the grant date fair value of stock awards. Amounts shown are based on the fair value of the entire award on the grant date, regardless of vesting requirements. Except with respect to Messrs. Kantor, Rich, Moore, Donner, Howe, and LeVecchio, and Ms. Gallagher, the 5,268 restricted stock units granted to our non-employee directors on November 1, 2011 represent the non-employee directors' only outstanding equity awards as of December 31, 2011. As of December 31, 2011, Mr. Kantor also holds options to purchase 17,500 shares of our common stock. As of December 31, 2011, Messrs. Rich and Moore also each held 2,000 shares of restricted stock granted to them upon their appointment to the Board of Directors in 2011. Messrs. Donner, Howe and LeVecchio were no longer members of the Board of Directors as of December 31, 2011 and therefore had no outstanding equity awards at that time.

(3)
Messrs. Donner and Howe did not stand for re-election to the Board of Directors at our Annual Shareholder Meeting on November 1, 2011, and ceased to serve as directors on that date.

(4)
Mr. LeVecchio resigned from the board effective June 28, 2011.

(5)
Mr. Rich was elected to our Board of Directors in March, 2011 and was awarded 2,000 shares of restricted stock on March 16, 2011 with a grant date fair value of $61,340. These shares of restricted stock remained unvested as of December 31, 2011, in addition to the restricted stock unit award on November 1, 2011 described in (2) above, represented Mr. Rich's only outstanding equity awards as of December 31, 2011.

(6)
Mr. Moore was elected to our Board of Directors in June, 2011 and was awarded 2,000 shares of restricted stock on June 30, 2011 with a grant date fair value of $61,940. These shares of restricted stock, remained unvested as of December 31, 2011, in addition to the restricted stock unit award on November 1, 2011 described in (2) above, represented Mr. Moore's only outstanding equity awards as of December 31, 2011.

(7)
Ms. Gallagher will not stand for re-election to the Board of Directors at our Annual Meeting on February 21, 2013, and will cease to serve as a director on that date.

  Director Compensation Policy and Other Payments

        Messrs. Ginsburg and Nguyen are not paid any fees or other compensation for services as members of our Board of Directors or of any committee of our Board of Directors.

        Until April 1, 2011, the non-employee members of our Board of Directors received compensation for services provided as a director as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid its directors an annual cash retainer of $12,000 plus $1,500 per Board of Directors meeting attended, plus $1,500 per meeting of each committee or special assignments of the Board of Directors.

        Effective April 1, 2011, the Company changed its director compensation policy by increasing the annual cash retainer to $40,000 and eliminating the fees paid for attending meetings. The annual cash retainer will increase to $50,000 effective January 1, 2012. In addition, the annual retainer paid to the chairman of each committee was increased as follows:

Audit Committee Chairman Retainer	$20,000
Compensation Committee Chairman Retainer	$15,000
Nominating Committee Chairman Retainer	$12,000

        Prior to April 1, 2011, members of our Board of Directors received an award of 2,000 shares of restricted stock upon joining the Board of Directors, which shares vested ratably over three years. Members of our Board of Directors are also eligible to receive grants of equity awards on an annual basis in line with recommendations by the Compensation Committee. Commencing April 1, 2011, each member of the Board of Directors receives an annual restricted stock award on the date of each annual meeting of the Company's stockholders, commencing with the 2012 annual meeting of the Company's stockholders, with an estimated grant-date fair value of $95,000. These annual awards will vest on the first anniversary of the date of grant. In addition, all of these awards will vest in the event of a change of control. Members of our Board of Directors are also eligible to receive grants of equity awards upon joining the Board of Directors. In 2012, the $95,000 equity award was paid in cash.

        Upon the initial formation of the Special Committee on September 30, 2011, the Board authorized the payment of $25,000 per month to Mr. Rich, as the Chairman of the Special Committee, and $20,000 per month to Messrs. Harris and Moore. The Special Committee discontinued its activities in October 2011 and the Special Committee members received one monthly payment for their service on the Special Committee during 2011. As compensation for their service during mid-May 2012 through mid-October 2012 on a committee of the Company's board of directors which primarily evaluated potential transactions and then operational issues involving the Company, the Board authorized the payment to each of Messrs. Rich and Harris of a monthly fee of $10,000. Upon the reestablishment of the Special Committee in July 2012, the Board authorized the payment, for the period of August-November 2012, of $100,000 to Mr. Rich (less his 2011 Special Committee retainer payment of $25,000), as chairman of the Special Committee, and $80,000 to each of Messrs. Harris and Moore (less the 2011 Special Committee retainer payment to each director of $20,000). The monthly compensation arrangement for the Special Committee members was extended by the Board to provide for payment by the Company, during December 2012 through March 2013, of $25,000 per month to Mr. Rich, as Chairman of the Special Committee, and $20,000 per month to each of Messrs. Harris and Moore. The payments to the Special Committee members were not and are not conditioned on the Special Committee approving any outcome or transaction relating to the Company's review of its strategic alternatives.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Harris (Chairman) and Kantor. All current members of the Compensation Committee are "independent directors" as defined under the NASDAQ Marketplace Rules. None of these individuals were at any time during 2011, or at any other time, an officer or employee of the Company.

        No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Security Ownership of Directors and Executive Officers

        The following table sets forth the beneficial ownership of our common stock as of December 31, 2012, except as noted, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our directors; (c) each executive officer named in the Summary Compensation Table; (d) and all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

        The percentage ownership is based upon 27,667,730 shares of common stock outstanding as of December 31, 2012.

        For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of December 31, 2012 and common stock subject to restricted stock unit awards that will vest within 60 days of December 31, 2012 to be outstanding and to be beneficially owned by the person holding the options or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned as of January 18, 2013(1)
Beneficial Owner	Number of Shares	Percentage of Class
Scott K. Ginsburg(2) Moon Doggie Family Partnership	2,260,154	8.1%
Neil H. Nguyen(3)	311,623	*
Andy Ellenthal	25,000	*
Gal Trifon(4)	80,011	*
Omar A. Choucair(5)	295,561	*
John R. Harris	2,439	*
Jeffrey A. Rich	12,268	*
David M. Kantor(6)	29,268	*
C. H. Moore	4,939	*
Lisa C. Gallagher	22,268	*
Alex Meruelo Living Trust 9550 Firestone Blvd Suite 105 Downey, CA 90241	2,688,956	9.7%
BlackRock Advisors, LLC 40 East 52nd Street New York, NY 10022	2,025,630	7.3%
Clinton Group, Inc 9 West 57th Street 26th Floor New York, NY 10019	1,688,380	6.0%
Anthion Capital GP LLC 160 Mercer St., 2nd Floor New York, NY 10012	1,460,693	5.3%
All directors and executive officers as a group (10 persons)(7)	3,043,531	10.7%

*
Less than 1% of the Company's common stock.

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the Company's knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039.

(2)
Includes 1,767,642 shares held of record by Scott K. Ginsburg, 1,660 shares held as parent/guardian of minors and 300,852 shares held in the name of Moon Doggie Family Partnership, L.P. Includes options exercisable into 100,000 shares of common stock. (Scott K. Ginsburg is the sole general partner of Moon Doggie Family Partnership, L.P.). Also includes 90,000 shares issuable pursuant to restricted stock units that could be distributed to Mr. Ginsburg within 60 days of December 31, 2012.

(3)
Includes options exercisable into 306,458 shares of common stock.

(4)
Includes options exercisable into 65,511 shares of common stock.

(5)
Includes options exercisable into 290,000 shares of common stock.

(6)
Includes options exercisable into 5,000 shares of common stock.

(7)
Includes options exercisable into 766,969 shares of common stock and 90,000 shares issuable pursuant to restricted stock units that could be distributed to Mr. Ginsburg within 60 days of December 31, 2012.

Equity Compensation Plan Information

        The following table provides certain aggregate information with respect to all of the Company's equity compensation plans in effect as of December 31, 2011.

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	2,484,844	$17.79	2,719,406
Equity compensation plans not approved by security holders	—	—	—
Total	2,484,844	$17.79	2,719,406

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

        Our Audit Committee reviews and approves in advance all related party transactions in accordance with its written charter in order to determine whether or not the proposed transaction is fair to, and in the best interests of the Company. None of the Company's directors or executive officers (1) has entered into any transaction or series of similar transactions with the Company, (2) has any relationship, or has had any relationship with the Company, or (3) has outstanding indebtedness to the Company, which (in any case) requires disclosure under Item 404 of the SEC's Regulation S-K.

Director Independence

        The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Mr. Howe, Mr. Kantor, Mr. Moore, Mr. Donner, Mr. Harris, Mr. Rich and Ms. Gallagher are independent from our management, as an "independent director" as defined under the NASDAQ Marketplace Rules. This means that none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the NASDAQ Marketplace Rules.

        In anticipation of the 2012 Annual Meeting, the Board of Directors intends to consider whether Ms. Fisher and Mr. Markham are independent directors under the NASDAQ Marketplace Rules.

 AUDIT COMMITTEE REPORT

        Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, our audit committee of the board of directors respectively submits the following report:

        Our audit committee is comprised of four directors and operates under a written charter adopted by the board of directors. All members of our audit committee meet the independence standards established by the board of directors and the NASDAQ and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The audit committee charter is available on our website at www.dgit.com under the investor relations, corporate governance section.

        Our management is responsible for, among other things, preparing our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, or "GAAP", establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f) and evaluating the effectiveness of such internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on our internal control over financial reporting. Our audit committee assists the board of directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process.

        In connection with its oversight role, our audit committee had several meetings with management and Ernst & Young, our independent registered public accounting firm for 2011, to review and discuss the December 31, 2011 audited financial statements and our internal control over financial reporting. Our audit committee has also met with Ernst & Young and discussed any issues deemed significant by our independent registered public accounting firm, including the matters required to be discussed pursuant to the auditing standards of the Public Company Accounting Oversight Board. Ernst & Young has provided to our audit committee written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered accounting firm's communications with the audit committee concerning independence, and the audit committee discussed with Ernst & Young the firm's independence. Our audit committee also concluded that Ernst & Young's provision of permitted non-audit services to us and our related entities is compatible with Ernst & Young's independence.

        Based upon the foregoing considerations, our audit committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE
C. H. Moore, Chairman Jeffrey A. Rich John R. Harris Lisa C. Gallagher

PRINCIPAL ACCOUNTING FEES AND SERVICES

        The following is a summary of the fees billed to the Company by the principal accountant for professional services rendered for the fiscal years ended December 31, 2011 and 2010:

	Years Ended December 31,
	2011	2010
Audit	$1,831,481	$1,405,249
Audit Related	695,331	77,779
Tax	436,186	—
Access fees to online accounting research tool	2,890	2,159
Total	$2,965,888	$1,485,187

  Audit Fees

        These are fees for professional services for the audit of the Company's annual financial statements, and for the review of the financial statements included in the Company's filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, including fees relating to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, fees for reviews of our equity offerings and related comfort letters, and audits of acquired entities.

  Audit-Related Fees

        We paid Ernst & Young $695,331 in 2011 for due diligence services related to 2011 acquisitions.

  Tax Fees

        We paid Ernst & Young $436,186 in 2011 for tax consultation services related to our international expansion.

Attendance of Auditors at Annual Meeting

        Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Company's Independent Registered Public Accounting Firm

        Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has the responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee's policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve such services between committee meetings those services that have not already been pre-approved by the Committee. The Chair is required to report any such pre-approval decisions to the full Committee at its next scheduled meeting.

 STOCKHOLDERS' PROPOSALS

        Under the Company's Bylaws, proposals from stockholders for the 2013 Annual Meeting must be received by the Company at its offices at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas, 75039 not less than 90 or more than 120 days prior to the one-year anniversary of the preceding year's annual meeting or, in certain circumstances, 10 days after notice of the date of the meeting is given. Under the Company's bylaws, nominations from stockholders for the 2013 Annual Meeting must be received by the Company at its offices at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas, 75039 not less than 90 or more than 120 days prior to the one-year anniversary of the preceding year's annual meeting or, in certain circumstances, 10 days after notice of the date of the meeting is given. As the 2012 Annual Meeting is being held on February 21, 2013, the Company intends to provide at least three months' notice of the date of the 2013 Annual Meeting and to provide that any proposal or nomination delivered on or before 60 days prior to the date of the 2013 Annual Meeting will be deemed to have been timely delivered.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC's website http://www.sec.gov.

OTHER MATTERS

        The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The U.S. Securities and Exchange Commission's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact the Company at (972) 581-2000 or in writing at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas 75039. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact the Company at the above phone number or address.

By Order of the Board of Directors,

Sean N. Markowitz Corporate Secretary

DIGITAL GENERATION INC. 750 W JOHN CARENTER FREEWAY SUITE 700IRVING, TX 75039 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 Lisa C. Gallagher 02 David M. Kantor 0 0 0 The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 2 To approve, by non-binding advisory vote, the compensationof the named executive officers of the Company. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder (s). If no direction is made, this proxy will be voted FOR the election of all the nominees under proposal 1 and FOR proposal 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0 0 0 Signature [PLEASE SIGN WITHIN BOX] 0000154659_1 Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement/10-K is/are available at www.proxyvote.com . DIGITAL GENERATION INC. 750 W. Carpenter Frwy., Suite 700 Irving, Texas 75039 This proxy is solicited on behalf of the Digital Generation, Inc. Board of Directors for the Annual Meeting on February 21, 2013 The undersigned hereby appoints Neil Nguyen and/or Sean Markowitz, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all of the shares of the undersigned in Digital Generation, Inc. at the Annual Meeting of stockholders to be held at the Omni Mandalay Las Colinas, 221 E. Las Colinas Blvd., Irving, Texas 75039 at 10:00 a.m., local time on February 21, 2013, and any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Annual Meeting, including that matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote FOR the elections of all nominees under proposal 1 and FOR proposal 2. In the event that any other matters may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof, the proxies are authorized, at their discretion, to vote the matter. Please sign on the other side of the proxy card and return it promptly using the enclosed reply envelope. Cotinue and to be signed on the reverse side 0000154659_2

QuickLinks

PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
Digital Generation, Inc. Five-Year Trended Performance Through December 31, 2011
Total Direct Compensation for 2011
AUDIT COMMITTEE REPORT
STOCKHOLDERS' PROPOSALS
AVAILABLE INFORMATION
OTHER MATTERS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS